UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Raytheon Company

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Raytheon

2017 PROXY STATEMENT & SHAREHOLDERS' MEETING

ENGINEERING A SAFER WORLD

ENGINEERING A SAFER WORLD

CYBER
With decades of cyber and intelligence expertise, Raytheon offers unmatched end-to-end capabilities that help customers secure their space and confidently navigate the cyber domain.

MISSILE DEFENSE
Raytheon's proven missile defense systems deliver protection against a broad range of current and emerging threats — ensuring peace of mind for the U.S. and its allies, and making Raytheon the world's most trusted partner in missile defense.

TRAINING SOLUTIONS
Raytheon's innovative approaches and proven tools help customers successfully train staff, sustain skills, and maintain operations for a wide variety of high-consequence missions worldwide.

Raytheon
A technology and innovation leader specializing in defense, civil government and cybersecurity solutions throughout the world.

PRECISION WEAPONS
Avoiding casualties. Reducing risk. Minimizing collateral damage. In a new era of warfare, our reliable, cost-effective precision weapons are meeting the mission.

ELECTRONIC WARFARE
Raytheon's advanced electronic warfare systems and capabilities give our warfighters the continued strategic advantage to execute their missions effectively and safely in the modern threat environment.

COMMAND, CONTROL, COMMUNICATIONS, COMPUTERS, CYBER AND INTELLIGENCE
Raytheon integrates proven radars, sensors, navigation systems and cyber technology to enable customers to collect, analyze and distribute information in real time, giving them new ways to perceive and manage data.

April 21, 2017

DEAR RAYTHEON SHAREHOLDER,

On behalf of Raytheon’s Board of Directors and management team, I cordially invite you to attend the Raytheon Company 2017 Annual Meeting of Shareholders on Thursday, May 25, 2017.

In 2016, we continued to effectively execute our long-term global growth strategy. Net sales of $24.1 billion were up 3.5 percent compared to 2015, and marked the company’s best sales growth rate since 2009. Our 2016 bookings were up more than 10 percent year-over-year and reached a new company record of $27.8 billion. This growth positions us well for the future, along with our $36.9 billion total backlog at the end of 2016 — a 6 percent increase from the end of 2015. In 2016, our total shareholder return outperformed the S&P 500 for the sixth consecutive year. By executing world-class operational performance in the delivery of our technologically advanced products and services, we believe we have not only created long-term value for our shareholders, but contributed to making the world a safer place.

A key to our success is the active role the Board plays in overseeing the formulation, planning and implementation of the strategy that drives our performance. In addition to an annual review of Raytheon’s long-term strategy and five-year financial plan, the Board regularly considers the progress of and challenges to Raytheon’s strategy and related risks throughout the year in light of developments in the business environment. Our Board’s focus over the past five years on its composition and refreshment have resulted in a Board composed of directors with an array of skills, attributes and experience well suited to support the company’s strategy and operations over the long term.

An essential complement to Raytheon’s operational and financial performance is our commitment to sound governance and corporate stewardship. Under the Board’s oversight, the company has continued its formal outreach twice each year to engage with shareholders on governance and executive compensation matters. In our latest effort to promote transparency and accountability, this newly revamped proxy statement for 2017 reflects a redesign initiative to make information more accessible and understandable for investors. With our shareholders and other stakeholders in mind, we also continue to approach corporate responsibility strategically by pursuing efforts that can really make a difference and have a lasting impact.

We encourage you to review this proxy statement, and to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Thank you.

Sincerely, THOMAS A. KENNEDY Chairman and Chief Executive Officer

01	Notice of Annual Meeting of Shareholders

02	Proxy Summary

07	Proposal 1: Election of Directors
07	Nominees for Election

13	Corporate Governance
13	Board Leadership Structure

13	Board Role

15	Director Candidate Consideration and Board Refreshment

16	Director Independence

17	Board and Committee Evaluation Process

18	Shareholder Engagement

19	Governance Policies and Practices

20	Director Nominations by Shareholders

21	Director Development and Education

21	Communication with the Board

22	Political Contributions and Lobbying Expenditures Disclosure

22	Governance Documents

23	The Board of Directors and Board Committees
23	Audit Committee

24	Governance and Nominating Committee

24	Management Development and Compensation Committee

25	Public Affairs Committee

25	Special Activities Committee

25	Executive Committee

25	Compensation Committee Interlocks and Insider Participation

26	Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

27	Executive Compensation
27	Table of Contents

28	Compensation Discussion and Analysis

28	Executive Summary

47	Executive Compensation Tables

59	Proposal 3: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

60	Proposal 4: Approval of the Raytheon 2017 Incentive Plan for Section 162(m) Purposes
62	Equity Compensation Plan Information

63	Proposal 5: Ratification of Appointment of PricewaterhouseCoopers LLP
64	Audit Committee Report

65	Independent Auditors: Audit and Non-Audit Fees

66	Director Compensation
66	Determination and Assessment of Director Compensation

66	Elements of Director Compensation

67	Non-Employee Director Total Compensation

68	Director Stock Ownership and Retention Guidelines

68	Policy Against Certain Raytheon Stock Transactions

69	Stock Ownership
69	Five Percent Shareholders

69	Management and Directors

70	Section 16(a) Beneficial Ownership Reporting Compliance

70	Shareholder Proposals

71	General Information
71	Proxies and Voting Procedures

71	Shareholders Entitled to Vote

72	Quorum and Required Vote

73	Tabulation of Votes

73	Multiple Copies of Annual Report to Shareholders

73	Householding Information

73	Important Notice Regarding the Availability of Proxy Materials

74	Electronic Delivery of Future Proxy Materials

74	Cost of Proxy Solicitation

74	Shareholder Account Maintenance

74	Other Matters

A-1	Appendix A: Raytheon 2017 Incentive Plan

RAYTHEON | 2017 Proxy Statement	1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Raytheon Company is soliciting your proxy for the 2017 Annual Meeting of Shareholders.

LIVE AUDIO WEBCAST:

A live audio webcast of the Annual Meeting will be available at www.raytheon.com/ir.

RECORD DATE:

Shareholders of record at the close of business on Tuesday, April 4, 2017, are entitled to notice of and to vote at the meeting.

PROXY VOTING:

You can vote your shares by completing and returning the proxy card or voting instruction form that you received. Most shareholders also can vote their shares over the Internet or by telephone. Please check your proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. You can revoke a proxy at any time before it is exercised by following the instructions in this proxy statement.

Time: 11:00 a.m. Eastern Daylight Time
Date: Thursday, May 25, 2017
Place: Westfields Marriott Washington Dulles, 14750 Conference Center Drive, Chantilly, Virginia 20151

In person: If you are a shareholder of record, you may attend the Annual Meeting and vote by ballot. Please bring a valid picture ID. If your shares are held through a broker, bank, trust or other holder of record, you must present an account statement demonstrating that you were a beneficial holder as of the record date, a proxy in your favor from the holder of record, and a valid picture ID.

Telephone: If you are a shareholder of record, call the telephone number and follow the instructions on your proxy card or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if voting via telephone is made available to you.

Internet: If you are a shareholder of record, follow the Internet voting instructions on your proxy card or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if Internet voting is made available to you.

Mail: Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

AGENDA ITEM	VOTING RECOMMENDATION	MORE INFORMATION
1. Election of ten directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 7
2. Advisory vote to approve named executive officer compensation	YES	Page 26
3. Advisory vote on the frequency of future say-on-pay votes	AN ANNUAL VOTE	Page 59
4. Management proposal to approve incentive plan for Section 162(m) purposes	YES	Page 60
5. Ratification of the independent auditors	YES	Page 63

2	RAYTHEON | 2017 Proxy Statement	PROXY SUMMARY

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement was first mailed to shareholders on or about April 21, 2017.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

AGENDA ITEM	VOTING RECOMMENDATION	MORE INFORMATION
1. Election of ten directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 7
2. Advisory vote to approve named executive officer compensation	YES	Page 26
3. Advisory vote on the frequency of future say-on-pay votes	AN ANNUAL VOTE	Page 59
4. Management proposal to approve incentive plan for Section 162(m) purposes	YES	Page 60
5. Ratification of the independent auditors	YES	Page 63

			CURRENT COMMITTEE MEMBERSHIPS

Independent Directors	Age	Director Since	Audit Committee	Governance and Nominating Committee	Management Development and Compensation Committee	Public Affairs Committee	Special Activities Committee
Tracy A. Atkinson	52	2014	CHAIR			○
Robert E. Beauchamp	57	2015	○		○
Vernon E. Clark (Lead Director)	72	2005					CHAIR
Stephen J. Hadley	70	2009		CHAIR	○		○
Letitia A. Long	58	2015	○			CHAIR	○
George R. Oliver	56	2013	○		○	○
Dinesh C. Paliwal	59	2016		○		○
Michael C. Ruettgers*	74	2000		○			○
William R. Spivey	70	1999		○	CHAIR
James A. Winnefeld, Jr.	61	2017	○				○
Inside Director
Thomas A. Kennedy	61	2014
Number of Meetings in 2016			9	9	6	6	7

*Mr. Ruettgers will be retiring from the Board effective May 25, 2017.

PROXY SUMMARY	RAYTHEON | 2017 Proxy Statement	3

COMPOSITION OF THE BOARD

*Mr. Ruettgers will be retiring from the Board effective May 25, 2017.

BOARD TENURE AND REFRESHMENT

Our Board represents a balance of long-term members

with in-depth knowledge of our business and new

members who bring valuable attributes, skills, and

experience. The Board has undergone significant

refreshment over the last five years.

Director Nominees

DIVERSITY OF SKILLS AND EXPERIENCE

Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills.

Below are the attributes, skills and experience of our director nominees.

4	RAYTHEON | 2017 Proxy Statement	PROXY SUMMARY

OUR 2016 PERFORMANCE

In 2016, Raytheon continued to execute our growth strategy and deliver strong program performance while also maintaining strong operating margins. Our global team built upon Raytheon’s return to growth in 2015, driven by increases in both domestic and international sales. Highlights of our 2016 performance include:

RECORD BOOKINGS OF $27.8 BILLION FOR THE YEAR

FULL-YEAR NET SALES OF $24.1 BILLION, UP 3.5% FOR THE YEAR

FULL-YEAR EPS FROM CONTINUING OPERATIONS OF $7.44

STRONG OPERATING CASH FLOW FROM CONTINUING OPERATIONS OF $2.9 BILLION FOR THE YEAR

13TH CONSECUTIVE YEAR OF INTERNATIONAL SALES GROWTH

2016 TOTAL SHAREHOLDER RETURN OF 16.9%

OUR EXECUTIVE COMPENSATION PROGRAM

Our Management Development and Compensation Committee (MDCC) designed our executive compensation program to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. Our program’s primary direct compensation elements are base salary, annual cash incentives, and long-term equity incentives. The MDCC focuses on the appropriate mix between fixed and at-risk variable compensation, and short-term cash and long-term equity compensation to provide total direct compensation opportunities that meet our objectives. Our base salaries are competitive and reflect an executive’s experience and scope of responsibilities. Our annual cash incentives and long-term equity incentives motivate and reward Raytheon and individual performance. Our long-term equity incentives also align executives’ interests with those of our shareholders, and help retain highly-qualified executives.

PROXY SUMMARY	RAYTHEON | 2017 Proxy Statement	5

CEO Compensation

Other NEOs (Named Executive Officers) Compensation

Most of our executives’ compensation is at risk and varies based on performance. Due to Raytheon’s strong 2016 financial performance, our annual cash incentive (RBI) was funded and our long-term equity performance plan (LTPP) paid out above pre-determined targets. Our Named Executive Officers also achieved strong results against their individual performance goals in 2016.

Consistent with our compensation objectives, our Named Executive Officers, or NEOs, received the following compensation in 2016:

		Annual Cash Incentive	Long-Term Equity Incentives(1)
NEO	Salary	RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy Chairman and Chief Executive Officer	$1,299,979	$2,938,400	$5,000,028	$3,899,980	$13,138,387
Anthony F. O’Brien Vice President and Chief Financial Officer	$608,510	$734,400	$1,199,945	$1,100,001	$3,642,856
David C. Wajsgras Vice President, and President of Intelligence, Information and Services (IIS)	$971,943	$1,052,500	$1,250,007	$1,300,035	$4,574,485
Richard R. Yuse Vice President, and President of Space and Airborne Systems (SAS)	$792,506	$997,900	$1,250,007	$1,300,035	$4,340,448
Taylor W. Lawrence Vice President, and President of Missile Systems (MS)	$728,151	$817,900	$1,250,007	$1,300,035	$4,096,093

(1)	Reflects the NEO’s restricted stock/unit award and 2016-2018 LTPP award (at target) granted in 2016 based on the number of shares/units multiplied by the closing price of our common stock on the award determination date.

For a complete discussion of our executive compensation program, see the “Compensation Discussion and Analysis” section of this proxy statement.

SHAREHOLDER ENGAGEMENT AND ADVISORY SAY-ON-PAY VOTE

We communicate annually with a significant percentage of our shareholders (typically representing over 40% of our shares) on governance and compensation matters. Since 2011, the first year we offered a shareholder advisory say-on-pay vote, Raytheon’s shareholders have consistently voted overwhelmingly for our executive compensation program, with an average of 95.0% voting in favor.

We view this support as an indication of broad shareholder agreement with the philosophy and policies underpinning our executive compensation program.

        Votes Cast “FOR” Say-on-Pay Vote

6	RAYTHEON | 2017 Proxy Statement	PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

Major elements of our governance profile are summarized below. We discuss most of these matters in greater detail in this proxy statement.

RECENT DEVELOPMENTS

•	Significant Board Refreshment.
Two new directors added in the last twelve months; a total of seven added and six departed in the last five years

•	Proactive Adoption of Proxy Access By-Law in March 2016.
3% ownership/3-year holding period/cap of 20% of Board (but not less than two directors)

•	Redesigned Proxy Statement in 2017.
Proxy statement revamped to be more readable and useful for shareholders

INDEPENDENCE • All non-employee directors are independent • Independent directors regularly meet in executive session • Rigorous compensation consultant independence policy

ALIGNMENT WITH SHAREHOLDER INTERESTS

•   Pay-for-performance executive compensation program

•   Contemporary stock ownership and retention guidelines for directors and officers

•   Prohibition against director and officer hedging of Raytheon stock

SHAREHOLDER ACCESS

•   Active company outreach and engagement with shareholders throughout the year

•   Shareholders may include nominees in Raytheon proxy materials (Proxy Access)

•   Shareholders may call special shareholder meetings

•   Shareholders may act by written consent

TRANSPARENCY

•   Clear, understandable and detailed financial reporting and proxy statement disclosure

•   Extensive voluntary website disclosure regarding Raytheon’s political expenditures and lobbying activities

•   Annual Corporate Responsibility Report addressing sustainability, ethics and business conduct, safety and wellness, and community support

ACCOUNTABILITY

•   Annual election of all directors and majority voting in uncontested elections

•   Annual shareholder advisory vote to approve named executive officer compensation

•   Annual Board evaluation of CEO performance

•   Restatement Clawback Policy

•   No ‘poison pill’

BOARD PRACTICES

•   Robust annual Board and committee self-evaluation process, including a mid-year review and independent director discussions in executive session

•   Mandatory director retirement at age 74

•   Periodic Board review of management succession planning

•   Balanced and diverse Board composition

•   Limits on outside public company board service

INDEPENDENT LEAD DIRECTOR

•   Fully independent and empowered Lead Director with broadly defined authority and responsibilities

•   Position currently held by Vernon E. Clark, Retired Chief of Naval Operations for the U.S. Navy

RISK OVERSIGHT • Regular Board review of enterprise risk management and related policies, processes and controls • Board committees exercise oversight of risk matters under their purview

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2017 Proxy Statement	7

PROPOSAL 1:

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Raytheon directors are elected annually by the shareholders. The Board has nominated Tracy A. Atkinson, Robert E. Beauchamp, Vernon E. Clark, Stephen J. Hadley, Thomas A. Kennedy, Letitia A. Long, George R. Oliver, Dinesh C. Paliwal, William R. Spivey and James A. Winnefeld, Jr. to serve one-year terms that will expire at the 2018 Annual Meeting of Shareholders. These individuals all currently serve on our Board. Messrs. Paliwal and Winnefeld were first elected by the Board since the last Annual Meeting upon the recommendation of the Governance and Nominating Committee, which was aided by a third-party director recruiting firm.

One of our current directors, Michael C. Ruettgers, will be retiring from the Board effective May 25, 2017, and is not a nominee for election at the forthcoming annual meeting. Mr. Ruettgers has served as a distinguished member of the Board for 17 years. We gratefully acknowledge his dedicated service and numerous contributions to Raytheon.

We introduce our nominees for director below, and explain the experience, qualifications, attributes and skills considered by the Governance and Nominating Committee in support of each individual’s nomination. If elected, the nominees will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect each of the nominees will serve if elected. If any nominee is unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board.

NOMINEES FOR ELECTION

TRACY A. ATKINSON	EXECUTIVE VICE PRESIDENT, FINANCE, STATE STREET CORPORATION

Director since 2014 Age: 52 Committees: ○ Audit (Chair) ○ Public Affairs

Ms. Atkinson provides the Board with significant experience in finance, risk management and related regulatory and compliance matters gained through numerous positions of significant responsibility with State Street and MFS Investment Management. In addition, she has valuable accounting expertise derived from her experience as a certified public accountant and a partner at PricewaterhouseCoopers LLP.

•   Positions with State Street Corporation (financial services firm): Executive Vice President, Finance, since 2010; Treasurer from February 2016 to February 2017; Executive Vice President, Chief Compliance Officer, from 2009 to 2010; Executive Vice President, Chief Compliance Officer, of State Street Global Advisors from 2008 to 2009.

•   Positions with MFS Investment Management (financial services firm): Senior Vice President, Treasurer and Chief Financial Officer, Mutual Funds from 2005 to 2008; Senior Vice President, Chief Risk and New Product Development Officer, from 2004 to 2005.

•   Partner at PricewaterhouseCoopers LLP from 1999 to 2004.

•   Affiliations: Director of The Arc of Massachusetts.

FOR	The Board unanimously recommends that shareholders vote FOR each of the nominees for election. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

8	RAYTHEON | 2017 Proxy Statement	PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT E. BEAUCHAMP	CHAIRMAN, BMC SOFTWARE, INC.

Director since 2015 Age: 57 Committees: ○ Audit ○ Management Development and Compensation

Mr. Beauchamp brings executive leadership experience and valuable commercial software, cybersecurity and information technology expertise to the Board, serving as the Chairman of BMC Software since 2008 and having served as its President and CEO for 15 years. He also has significant experience in strategic planning, global operations and sales, finance, mergers & acquisitions, and risk management gained through various roles of increasing responsibility at BMC Software.

•   Positions at BMC Software, Inc. (provider of business service management software): Chairman since 2016; Chairman, President and CEO from 2008 to 2016; President, CEO and member of the board of directors since 2001.

•   Variety of leadership roles of increasing responsibility at BMC Software, Inc. since 1988.

•   Current Directorship: In addition to BMC Software, Inc., Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon Company with Vista Equity Partners) since October 2016.

• Past Directorship: National Oilwell Varco, Inc. (provider of equipment and services for the oil and gas industry) from 2001 to 2015. • Affiliations: Member, Board of Regents, Baylor University.

VERNON E. CLARK	LEAD DIRECTOR / RETIRED CHIEF OF U.S. NAVAL OPERATIONS

Director since 2005 Lead Director since 2013 Age: 72 Committees: ○ Special Activities (Chair)

Admiral Clark delivers deep industry-specific expertise and senior leadership experience in strategic oversight and organizational management gained through his extensive and distinguished service in the U.S. military, including as Chief of Naval Operations and a member of the Joint Chiefs of Staff. He provides the Board with critical strategic and operational insights on the global security environment and the solutions used by and the needs of our core defense customers.

•   Chief of Naval Operations, the senior uniformed executive of the United States Navy, and member of the Joint Chiefs of Staff, from 2000 until retirement in 2005.

•   37-year career in the United States Navy, serving in various positions of increasing responsibility; assigned as the senior executive in ten different assignments, beginning as a lieutenant commanding a patrol gunboat and concluding as the Chief of
Naval Operations.

•   Current Directorship: Rolls Royce North America (aerospace, marine and energy-related manufacturer) since 2006.

•   Past Directorship: Horizon Lines, Inc. (ocean shipping and integrated logistics company) from 2007 to 2011.

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2017 Proxy Statement	9

STEPHEN J. HADLEY	PRINCIPAL, RICEHADLEYGATES LLC

Director since 2009 Age: 70 Committees: ○ Governance and Nominating (Chair) ○ Management Development and Compensation ○ Special Activities

Mr. Hadley has substantial national security, international affairs, public policy and legal experience through his extensive career in government, consulting and private legal practice. He provides the Board with unique and diverse perspectives on the global security environment and international affairs, and valuable leadership and experience in the areas of strategic oversight, public policy and regulatory compliance.

•   Principal in RiceHadleyGates LLC (international strategic consulting firm) since 2009.

•   Assistant to the President for National Security Affairs from 2005 to 2009.

•   Assistant to the President and Deputy National Security Advisor from 2001 to 2005.

•   Partner in the Washington, D.C. law firm of Shea & Gardner and a principal in The Scowcroft Group (international consulting firm) from 1993 to 2001.

•   Current Directorships: The Bessemer Group, Incorporated (financial services holding company) (including service on its Compensation Committee since 2012 and its Audit Committee since 2013), Bessemer Securities Corporation (including service on its Audit Committee since 2011 and Asset Allocation Committee since 2010), and certain related entities (all privately-held financial services companies) since 2009.

•   Affiliations: Director (and member of the Executive Committee) of the Atlantic Council of the United States since 2010, and Executive Vice Chair since 2015; Member of the Board of Managers of the Johns Hopkins University Applied Physics Laboratory since 2011; Member of the U.S. Secretary of State’s Foreign Affairs Policy Board since 2011; Chair of the Advisory Board of the RAND Center for Middle East Public Policy since 2011; Member of Yale University’s Kissinger Papers Advisory Board since 2011; Member, Board of Directors, U.S. Institute of Peace since 2013 and Chair since 2014; Member of the Board of Directors of the Council on Foreign Relations since 2015; and Member, International Advisory Board of Robert Bosch GmbH (a German industrial company)
since 2015.

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Director since January 2014 Chairman of the Board since October 2014 Age: 61

Mr. Kennedy has in-depth knowledge of Raytheon’s business, technology and capabilities, operations and global markets, as well as significant experience in strategic planning, operations, mergers and acquisitions, cybersecurity, engineering and technology, finance, and risk management. He also provides the Board with executive leadership and substantial business experience and deep industry-specific expertise developed while holding roles of increasing responsibility at Raytheon.

•   Positions at Raytheon: Chief Executive Officer since 2014; Executive Vice President and Chief Operating Officer from April 2013 to March 2014; Vice President and President of the Integrated Defense Systems business unit from 2010 to 2013; Vice President of the Tactical Airborne Systems product line within the Space and Airborne Systems business unit from 2007 to 2010; and various other leadership positions during a 34-year career.

•   Current Directorship: Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon Company with Vista Equity Partners) since 2015.

•   Affiliations: Rutgers University School of Engineering Industry Advisory Board; UCLA School of Engineering Advisory Board; Massachusetts Institute of Technology Industry Advisory Board; and Congressional Medal of Honor Foundation Board.

10	RAYTHEON | 2017 Proxy Statement	PROPOSAL 1: ELECTION OF DIRECTORS

LETITIA A. LONG	RETIRED DIRECTOR, NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY

Director since 2015 Age: 58 Committees: ○ Audit ○ Public Affairs (Chair) ○ Special Activities

Ms. Long brings to the Board substantial intelligence, national security and public policy experience developed through numerous roles of increasing responsibility in the U.S. government. Through this experience, combined with her roles on the boards of other companies and organizations, she provides critical insights on global intelligence and security matters and valuable leadership and experience in strategic planning and oversight, public policy, organizational management and technology.

•   Director, National Geospatial-lntelligence Agency from 2010 to 2014.

•   Deputy Director, Defense Intelligence Agency from 2006 to 2010.

•   Deputy Under Secretary of Defense (Intelligence) for Policy, Requirements and Resources from 2003 to 2006.

•   Deputy Director of Naval Intelligence from 2000 to 2003.

•   32-year career with the United States government holding a series of leadership roles of increasing responsibility.

•   Current Directorships: Urthecast Corporation (provider of video technology for Earth observation) since 2015; and Noblis, Inc. (not-for-profit science, technology and strategy services provider) since 2015.

•   Affiliations: Member, Virginia Polytechnic Institute and State University School of Public and International Affairs Board of Advisors; Member, United States Geospatial Intelligence Foundation Board; and Board Chair, Intelligence and National Security Alliance.

GEORGE R. OLIVER	PRESIDENT AND CHIEF OPERATING OFFICER, JOHNSON CONTROLS, INC.

Director since 2013 Age: 56 Committees: ○ Audit ○ Management Development and Compensation ○ Public Affairs

Mr. Oliver provides the Board with executive leadership and substantial global commercial, operational and management experience gained through his leadership roles at three global technology and industrial companies. He also has significant experience in strategic planning, mergers & acquisitions, finance, risk management, technology and governance.

•   President and Chief Operating Officer, and a member of the Board of Directors, of Johnson Controls, Inc. (diversified technology and multi-industrial company), since its merger with Tyco International Ltd. in September 2016.

•   Positions with Tyco International Ltd. (fire protection and security systems provider): CEO and member of the Board of Directors from 2012 to September 2016; President from 2011 to 2012.

•   President of Tyco Electrical and Metal Products from 2007 to 2010; and President of Tyco Safety Products from 2006 to 2010.

•   President of GE Water and Process Technologies until 2006; prior to this position, held a series of leadership roles of increasing responsibility at several General Electric divisions.

•   Affiliations: Trustee of Worcester Polytechnic Institute.

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2017 Proxy Statement	11

DINESH C. PALIWAL	PRESIDENT AND CHIEF EXECUTIVE OFFICER, HARMAN INTERNATIONAL INDUSTRIES, INC.

Director since September 2016 Age: 59 Committees: ○ Governance and Nominating ○ Public Affairs

Mr. Paliwal provides the Board with executive leadership experience and global commercial management and operational expertise developed through his CEO and other senior leadership roles at Harman International Industries and the ABB Group and his current and past director roles on the boards of other large, complex global commercial companies. He also has significant experience in strategic planning, finance, mergers & acquisitions, risk management, product development, and technology innovation.

•   Positions with Harman International Industries (designer of connected products and solutions for automakers, consumers and enterprises): President, Chief Executive Officer and member of the Board of Directors since 2008; Chairman from 2008 to March 2017 when Harman was acquired by Samsung Electronics; Vice Chairman, President and Chief Executive Officer from 2007 to 2008.

•   Positions with ABB Group (global industrial automation and power transmission systems enterprise): various positions of increasing responsibility from 1990 until 2007, departing with the dual role of President of ABB Ltd. and Chairman and CEO of ABB North America.

•   Current Directorship: In addition to Harman International Industries, Bristol-Myers Squibb, since 2013.

•   Past Directorships: ADT Corporation (fire protection and security systems provider) from 2011 to 2014; Tyco International Ltd. (fire protection and security systems provider) from 2011 to 2012.

•   Affiliations: Member of the Business Roundtable, the US-India Business Council, US-India CEO Forum and Global Advisory Council of The Wilson Center.

WILLIAM R. SPIVEY	RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER, LUMINENT, INC.

Director since September 1999 Age: 70 Committees: ○ Governance and Nominating ○ Management Development and Compensation (Chair)

Mr. Spivey has extensive business leadership experience through his roles as both a CEO and business unit leader at a number of public technology companies and a director of numerous U.S. and global technology and industrial companies. He also provides significant experience in strategic oversight, global operations and sales, finance, risk management, and technology.

•   President and CEO of Luminent, Inc. (fiber-optic transmission products provider) from 2000 to 2001.

•   Group President, Network Products Group, Lucent Technologies Inc. from 1997 to 2000.

•   Vice President, Systems & Components Group, AT&T Corporation from 1994 to 1997.

•   Group Vice President and President, Tektronix Development Company, Tektronix, Inc. from 1991 to 1994.

•   Past Directorships: Cascade Microtech, Inc. (advanced wafer probing solutions provider) from 1998 to 2016; Lam Research Corporation (advanced process equipment provider) from 2012 to 2015; Laird PLC (electronics components and systems provider) from 2002 to 2012; Novellus Systems, Inc. (advanced process equipment provider) from 1998 to 2012; ADC Telecommunications, Inc. (supplier of network infrastructure products and services) from 2004 to 2010; Lyondell Chemical Company (manufacturer of basic chemicals and derivatives) from 2000 to 2007; and Luminent, Inc. (fiber-optic transmission products provider) from 2000 to 2001.

12	RAYTHEON | 2017 Proxy Statement	PROPOSAL 1: ELECTION OF DIRECTORS

JAMES A. WINNEFELD, JR.	RETIRED VICE CHAIRMAN OF THE JOINT CHIEFS OF STAFF

Director since January 2017 Age: 61 Committees: ○ Audit ○ Special Activities

Admiral Winnefeld brings extensive senior leadership, strategic planning and management experience developed through his various roles of increasing responsibility in the U.S. military, culminating in his service as the Vice Chairman of the Joint Chiefs of Staff. He provides the Board with deep industry-specific domain knowledge and expertise on the global security environment and our core defense customers.

•   Ninth Vice Chairman of the Joint Chiefs of Staff from 2011 until retirement in 2015.

•   37-year career in the United States Navy, serving in various positions of increasing responsibility, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon.

•   Current Directorship: Enterprise Holdings, Inc. (privately-held vehicle rental, fleet management and automobile sales company) since 2015; Alliance Laundry Systems LLC (privately-held laundry equipment manufacturer) since 2016.

•   Affiliations: Member, U.S. Naval Institute Board of Directors; United States Naval Academy Board of Advisors; Member, Georgia Institute of Technology Board of Advisors; Senior Fellow, Belfer Center for Science and International Affairs, John F. Kennedy School of Government.

FOR	The Board unanimously recommends that shareholders vote FOR each of the nominees for election. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

CORPORATE GOVERNANCE	RAYTHEON | 2017 Proxy Statement	13

CORPORATE GOVERNANCE

The Board of Directors is committed to being a leader in corporate governance. The Board believes that good governance enhances shareholder value and goes beyond simply complying with legal requirements. It means taking an integrated and collaborative approach to governance that promotes integrity, accountability, transparency, and the highest ethical standards. To that end, the Board has adopted a number of policies and practices to ensure effective governance, including our Governance Principles, which provide a framework for oversight of Raytheon’s governance. See “Governance Documents” on page 22 below for information on obtaining copies of the Governance Principles and related materials.

BOARD LEADERSHIP STRUCTURE

The Board believes the most effective leadership structure for Raytheon at this time is one with a combined Chairman and CEO, coupled with an independent Lead Director. Having a combined Chairman and CEO promotes a cohesive vision and strategy for Raytheon and enhances our ability to execute effectively. We have found that this structure is particularly advantageous for our international business because many of our foreign government customers value unified leadership and a single ultimate executive decision-maker.

The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of Raytheon’s management and affairs. The Lead Director, who must be independent, has the following primary responsibilities:

Working with the Chairman to develop and approve Board agendas and meeting schedules;

Advising the Chairman as to the quality, quantity and timeliness of the information sent to the Board;

Developing agendas for and chairing executive sessions of the Board (in which the independent directors meet without management); and

Acting as a liaison between the independent directors and the Chairman and CEO.

Vernon E. Clark has served as the Lead Director since May 2013.

The Board annually reviews the role and function of the Lead Director. In March 2016, upon the recommendation of the Governance and Nominating Committee, the Board determined that the Lead Director should serve an initial two-year term, and may serve up to three additional one-year terms as determined by the Board. The Board believes restricting the Lead Director’s time in that role promotes leadership refreshment.

BOARD ROLE

Our Board is responsible for overseeing the management of the business and affairs of Raytheon. Among the Board’s most significant responsibilities is the oversight of Raytheon’s long-term strategy and management of risk, and the selection of the CEO and planning for the CEO’s succession.

THE BOARD’S ROLE IN STRATEGY

The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for Raytheon shareholders. As a result, the Board maintains an active oversight role in formulating, planning and implementing Raytheon’s strategy. We have a robust annual strategic planning process during which elements of our business, financial, and investor plans and strategies and near- and long-term initiatives are developed and reviewed. This annual process culminates with a full-day Board session to review Raytheon’s overall strategy with our Senior Leadership Team and other executives. In addition to our business strategy, the Board reviews Raytheon’s 5-year financial plan, which serves as the basis for the Annual Operating Plan for the upcoming year.

The Board regularly considers the progress of and challenges to Raytheon’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Chairman and CEO has an executive session with the Board to discuss strategic and other significant business developments since the last meeting.

14	RAYTHEON | 2017 Proxy Statement	CORPORATE GOVERNANCE

THE BOARD’S ROLE IN RISK MANAGEMENT

The Board oversees Raytheon’s risk management program and allocates certain oversight responsibilities to its committees. Our risk management program covers the full range of material risks to Raytheon, including strategic, operational, financial, and compliance and reputational risks. Management carries out the daily processes, controls and practices of our risk management program, many of which are embedded in our operations. In addition, as part of our enterprise risk management process (ERM), management identifies, assesses, prioritizes and develops mitigation plans for Raytheon’s top risks. These plans are reviewed annually with the full Board. The Board and the committees also regularly review and discuss significant risks with management, including through annual strategic discussions and reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment updates, international business activities, and presentations on specific risks. Each committee regularly reports to the Board on risk matters under its purview. The Board periodically reviews our risk management (including ERM) policies, processes and controls, and the Audit Committee from time to time separately reviews the Board’s approach to risk oversight.

BOARD OF DIRECTORS

oversees strategic and significant operational risks, such as operating and financial plan risks; legal and regulatory compliance risks, including those related to litigation, government investigations and enforcement actions, disputes, risk exposures and governance issues; and

risks related to prospective mergers and acquisitions.

Audit Committee oversees risks related to financial reporting, internal controls, internal audit, auditor independence, and related areas of law and regulation.	Governance and Nominating Committee oversees risks related to governance issues.	Management Development and Compensation Committee oversees risks related to compensation policies and practices and talent acquisition, retention and development.	Public Affairs Committee oversees various aspects of U.S. and international regulatory compliance, social responsibility, environmental matters, export/import controls and crisis management.	Special Activities Committee oversees cybersecurity risks and risks related to our classified business.

THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING

The Board’s Management Development and Compensation Committee (MDCC) and the full Board periodically review succession planning for the Chairman and CEO and other senior leadership positions. These reviews include consideration and assessment of key leadership talent throughout Raytheon, and roles for which it may be necessary to consider external candidates. The Board also reviews Raytheon’s talent strategy for critical roles, and has regular opportunities to observe key leadership and high potential talent through presentations, meetings and other events. The Board’s carefully considered planning is evident in the process by which Thomas Kennedy was ultimately elected as Chairman and CEO. Mr. Kennedy, who has had a 34-year career with Raytheon, previously served in a series of positions of increasing responsibility, including President of Raytheon’s Integrated Defense Systems business, Executive Vice President and Chief Operating Officer, and CEO.

CORPORATE GOVERNANCE	RAYTHEON | 2017 Proxy Statement	15

DIRECTOR CANDIDATE CONSIDERATION AND BOARD REFRESHMENT

The Board and its Governance and Nominating Committee seek to have an engaged and independent Board that upholds the highest ethical standards. Each Raytheon director is expected to:

•	Have the highest character and integrity;

•	Possess substantial experience and expertise of particular relevance and importance to Raytheon;

•	Contribute to a balanced Board with the diverse set of attributes, skills and experience necessary to maximize shareholder value;

•	Represent the interests of the shareholders as a whole, and not particular special interests; and

•	Devote significant time to the duties of a director.

EVALUATING BOARD CAPABILITIES AND DETERMINING NEEDS

When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Governance and Nominating Committee looks for nominees with the potential to make significant contributions that will enable the Board to continue to serve the long-term interests of Raytheon and its shareholders. To that end, the Governance and Nominating Committee has identified critical experiences, qualifications, attributes and skills, and created a matrix to ensure each is adequately represented among our directors. The Committee regularly reviews the director skills matrix to confirm that it appropriately reflects the attributes most needed to support Raytheon’s long-term growth strategy. From time to time, the Committee may engage a third party for a fee to assist it in identifying potential director candidates.

In light of Raytheon’s current emphasis on international growth, emerging customer needs, technological innovation, and cybersecurity, as well as our complex and evolving business and operations generally, including a national security focus and classified and other regulatory requirements, the Governance and Nominating Committee believes the following experiences, qualifications, attributes and skills must be adequately represented on the Board:

•	Gender/Racial Diversity

•	Public Company Board/Committee Leadership

•	Public Company CEO

•	Financial/Accounting Expertise

•	Operating Expertise

•	International Operations and Sales

•	Engineering/Science/Information Technology

•	Aerospace/Defense Industry Expertise

•	Cyber/Software

•	Risk Management

•	U.S. Department of Defense/Government

•	Corporate Governance/Legal/Regulatory

•	M&A/Strategy Development

•	Commercial Business

BOARD REFRESHMENT AND CURRENT COMPOSITION

In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Governance and Nominating Committee also focuses on director succession and tenure. Over the last five years, the Board has undergone significant refreshment, resulting in lower average tenure, younger average age, and broadened diversity of background.

BOARD REFRESHMENT — LAST FIVE YEARS (2012–2017)

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Through this refreshment, a number of directors joined the Board with key experiences and attributes, such as public company CEOs and individuals with experience in international sales and operations, commercial business, information technology, and cyber/software.

CURRENT DIRECTORS — KEY ATTRIBUTES (10 DIRECTOR NOMINEES)

This graph also appears on page 3.

TENURE OF INDIVIDUAL DIRECTOR NOMINEES

The Board also has achieved a balance of directors who have served for a number of years and have a deep knowledge of Raytheon’s business and operations and newer directors who may lend fresh perspectives.

This graph also appears on page 3.

In addition to refreshing the Board’s composition generally, the Board regularly refreshes its committee chairs and committee membership to promote strong committee leadership and independence as well as director development and succession planning. In 2016, Tracy A. Atkinson became the Chair of the Audit Committee, Stephen J. Hadley became the Chair of the Governance and Nominating Committee, and Letitia A. Long became the Chair of the Public Affairs Committee.

DIRECTOR INDEPENDENCE

The Board has adopted specific director independence criteria, consistent with the New York Stock Exchange (NYSE) listing standards, to assist it in making determinations regarding the independence of its members. These criteria, which are detailed in our Governance Principles, are available as described below under “Governance Documents.” To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with Raytheon.

CORPORATE GOVERNANCE	RAYTHEON | 2017 Proxy Statement	17

The Board considers the independence of its members at least annually, in part by reviewing Raytheon’s relationships with organizations with which our directors are affiliated. The Board has determined that no director other than Mr. Kennedy, the Chairman and CEO, has, directly or indirectly, a material relationship with Raytheon, nor does any other director have a direct or indirect material interest in any transaction involving Raytheon. Every director other than Mr. Kennedy, including Mr. Ruettgers, who is retiring from the Board, satisfies our independence criteria.

In connection with its review and determination of director independence, the Board considered certain non-material relationships and transactions involving certain directors, including:

•	Johnson Controls, Inc., where Mr. Oliver serves as President and Chief Operating Officer, provides products and services to Raytheon, including fire protection and security systems, industrial equipment and services;

•	State Street Global Markets, LLC (SSGM), a subsidiary of State Street Corporation, where Ms. Atkinson serves as Executive Vice President, Finance, provides purely transactional processing services to Raytheon pension plans in the ordinary operation of the plans; and

•	BMC Software, Inc. (BMC), where Mr. Beauchamp serves as Chairman, provides software and related services to Raytheon.

In all cases, the transactions were provided in the ordinary course of business; none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the transactions or relationships; and the amounts paid in those transactions were well below thresholds prescribed under the NYSE standards and the Governance Principles.

BOARD AND COMMITTEE EVALUATION PROCESS

The Governance and Nominating Committee leads an annual performance evaluation of the Board and each Board committee as described below.

The Board views self-evaluation of Board and committee performance as an integral part of its commitment to continuous improvement. This process has prompted a number of changes to the Governance Principles, committee charters, and Board governance practices generally. By way of example, the self-evaluation exercise has led to enhancements to processes related to director candidate identification and recruitment, executive succession planning, and director education. The Governance and Nominating Committee periodically reviews the evaluation process and considers ways to enhance it.

18	RAYTHEON | 2017 Proxy Statement	CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

Under the Board’s purview, we make a concerted effort to engage with shareholders to ensure we consider their views and address their interests. In addition to meeting with investors to discuss our performance, strategy and operations, we also regularly engage with our shareholders to solicit their views on governance and executive compensation matters, as discussed in more detail below.

KEY ELEMENTS OF GOVERNANCE AND COMPENSATION OUTREACH

We recognize the value of engaging with our shareholders on governance and compensation matters so we can better understand their views and interests and share our perspective on these important subjects. The hallmarks of our shareholder engagement program are described below.

Two formal governance/compensation outreach efforts annually

In addition to communicating with shareholders during our proxy season in the spring, we also formally engage with our shareholders in the fall to promote a constructive dialogue and provide opportunities to discuss governance and executive compensation matters during a less hectic time period.

Engagement with significant portion of shareholder base	Historically, we have communicated each year with shareholders typically representing over 40% of Raytheon shares.
Board/Committee review of outreach	We review our outreach efforts and the shareholder input we receive with our Governance and Nominating Committee semi-annually.
Consideration of shareholder views on governance/compensation	Shareholder input is a key consideration for the Board and for Raytheon in reviewing the executive compensation program and governance initiatives.

GOVERNANCE INITIATIVES

Over the past several years, shareholder input solicited during our outreach efforts has contributed greatly to shaping a number of our governance initiatives. For example, as part of our fall 2015 outreach, we communicated extensively with our shareholders regarding their views on shareholder proxy access, including key terms such as the minimum shareholder ownership percentage, the maximum number of shareholders, and the number of board nominees. As a result, in March 2016, the Board proactively adopted a proxy access by-law amendment. Other key governance initiatives on which we solicited input from our shareholders include:

•	Shareholder right to act by written consent;

•	Enhanced executive compensation and governance disclosures in our proxy statement;

•	Exclusive forum by-law;

•	Shareholder right to call a special meeting; and

•	Enhanced political contributions and lobbying expenditures disclosure.

COMPENSATION PROGRAM

In regular outreach discussions, we also request shareholder input on Raytheon’s executive compensation program, including design elements and metrics, to ensure that the program reflects shareholders’ interests and objectives. We believe the results of Raytheon’s annual say-on-pay vote, which has averaged 95.0% support in the last six years, confirm the value of this endeavor.

CORPORATE GOVERNANCE	RAYTHEON | 2017 Proxy Statement	19

GOVERNANCE POLICIES AND PRACTICES

MAJORITY VOTING FOR DIRECTORS

Our by-laws contain a “majority of votes cast” standard for uncontested elections of directors, meaning that a director nominee is elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections (that is, those in which the number of nominees exceeds the number of directors to be elected), the voting standard is a plurality of votes cast.

Our Governance Principles provide that any incumbent director in an uncontested election who fails to receive the requisite majority of votes cast “for” his or her election must tender a resignation to the Governance and Nominating Committee. The Committee will make a recommendation to the Board as to whether to accept or reject that resignation. The Board will act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date results are certified. The director whose resignation is under consideration will abstain from participating in both the Governance and Nominating Committee’s recommendation and the Board’s ultimate decision. If a resignation is not accepted by the Board, the director may continue to serve.

SERVICE ON OTHER BOARDS

Our Governance Principles limit the number of for-profit company boards on which a director may serve to four (including Raytheon), or two in the case of a director who currently serves as CEO of a company (not counting the board of the company where the director is employed). This latter limitation applies to our CEO. A director who is considering joining the board of another for-profit company must notify the Chairman of the Board and the Chair of the Governance and Nominating Committee regarding the proposed board service, and may not accept the position until advised that service on the other board would not conflict with a Raytheon policy or service on the Raytheon Board. Additionally, we have established a policy requiring all officers and employees to obtain written approval before joining the board of another business entity to ensure that such service is not contrary to the interests of Raytheon.

CODE OF CONDUCT AND CONFLICT OF INTEREST POLICY

We have adopted a Code of Conduct and Conflict of Interest Policy that serve as the foundation of our ethics and compliance program and cover a wide range of areas. The Code of Conduct provides guidance on conflicts of interest, insider trading, discrimination and harassment, confidentiality, and compliance with laws and regulations applicable to the conduct of our business. All officers, directors, employees and representatives are required to comply with the Code of Conduct and are subject to disciplinary action, including termination, for failure to do so. We provide ethics education for directors, officers and employees. Any amendments to the Code of Conduct or the grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable Securities and Exchange Commission (SEC) rules will be disclosed on our website.

Under our Conflict of Interest Policy, directors, officers and employees are expected to bring to the attention of the Vice President, General Counsel and Secretary or the Vice President – Ethics and Business Conduct any actual or potential conflict of interest. Anyone may report matters of concern to Raytheon’s Ethics Office through our anonymous, confidential toll-free EthicsLine at 1-800-423-0210, by writing to the Ethics Office, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, or by submitting comments on our website at www.raytheon.com in the section entitled, “Contact the Ethics Office,” under the heading “Investor Relations/Corporate Governance/Contact the Company.”

TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written Related Party Transactions Policy. Related party transactions include all transactions and relationships involving amounts in excess of $120,000 between Raytheon (including subsidiaries), on the one hand, and any director, executive officer, 5% shareholder, or an immediate family member of any of the foregoing (“interested person”) and certain entities in which an interested person has a significant interest, on the other. Under the policy, the Governance and Nominating Committee reviews the material facts of all related party transactions identified by the Vice President, General Counsel and Secretary and determines whether to approve, disapprove or ratify the transaction or relationship involved. Certain transactions and relationships have been pre-approved for purposes of the policy, including (a) executive officer compensation approved by the Board, (b) director compensation, (c) certain relatively small transactions between Raytheon and other companies and (d) certain charitable contributions made by Raytheon.

20	RAYTHEON | 2017 Proxy Statement	CORPORATE GOVERNANCE

Ms. Atkinson and Messrs. Hadley, Oliver, Paliwal, Winnefeld, Kennedy, Wajsgras and Yuse served as members of boards of, or were otherwise affiliated with, charitable or other non-profit organizations to which Raytheon made contributions in 2016 (other than through a trade association membership or our matching gift and charitable awards program). These contributions were consistent with all company policies, and no organization received, in the aggregate, more than $200,000.

In a Schedule 13G filing made with the SEC, BlackRock, Inc., including its subsidiaries, reported beneficial ownership of 7.60% of our outstanding common stock as of December 31, 2016. Under a previously established business relationship, BlackRock has provided investment management services for the benefit of the Raytheon Master Benefit Pension Trust. For providing such investment management services, BlackRock received fees of $4.4 million in 2016. The Governance and Nominating Committee has reviewed this relationship and approved it on the basis that BlackRock’s ownership of Raytheon stock plays no role in the business relationship between the two companies and the engagement of BlackRock has been on terms no more favorable to it than terms that would be available to unaffiliated third parties under the same or similar circumstances.

POLICY ON SHAREHOLDER RIGHTS PLANS

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that, under the circumstances then existing, it would be in the best interests of Raytheon and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

RESTATEMENT CLAWBACK POLICY

Our Governance Principles contain a Restatement Clawback Policy that gives the Board the right to recover Results-Based Incentive Plan payments, Long-Term Performance Plan awards, and restricted stock awards made on or after January 1, 2009, to any elected officer, to the extent that such payments or awards were inflated due to erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct. The policy is designed to increase the likelihood that Raytheon will be successful if it seeks to recover the portion of an executive’s incentive compensation attributable to inflated financial results caused by the executive’s malfeasance.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

Nominations for director may be made only by the Board or a Board committee, or by a shareholder or shareholders entitled to vote who comply with the relevant provisions in Raytheon’s by-laws.

SHAREHOLDER NOMINATIONS VIA PROXY ACCESS BY-LAW (SECTION 2.11)

The proxy access by-law sets forth conditions under which shareholders may include nominees in Raytheon’s Annual Meeting proxy materials. The proxy access by-law provides that:

•	It is available to shareholders who have beneficially owned 3% or more of Raytheon’s outstanding stock continuously for at least three years;

•	Loaned stock is counted as owned, subject to certain provisions related to power to recall;

•	The 3% ownership threshold can be satisfied by no more than 20 shareholders acting in concert;

•	There is a cap on the number of nominees, equal to the greater of 20% (rounded down) of all directors or 2 (“20% or 2”);

•	The 20% or 2 cap is not reduced by the number of previous proxy access nominees elected and re-nominated by the Board, but is reduced by the number of other nominees nominated under the standard advance notice by-law;

•	Nominating shareholders need not continue to hold their shares after the Annual Meeting for which nominees are submitted;

•	A proxy access nominee will not be disqualified because he or she receives third-party compensation, subject to disclosure requirements;

CORPORATE GOVERNANCE	RAYTHEON | 2017 Proxy Statement	21

•	A proxy access nominee cannot be re-nominated for two years if such nominee was not supported by at least 25% of the shares voting; and

•	Notice of nominees that satisfies the proxy access by-law must be received by Raytheon during a prescribed time period, which, for the 2018 Annual Meeting, will be between November 22, 2017, and December 22, 2017.

SHAREHOLDER NOMINATIONS OTHER THAN VIA PROXY ACCESS BY-LAW (SECTION 2.7)

Shareholders also may nominate people for election to the Board at an annual or special meeting of shareholders in accordance with the standard advance notice by-law provisions. For our 2018 Annual Meeting of Shareholders, we must receive this notice between January 25, 2018, and February 24, 2018. We are not obligated to include any such nomination in our proxy materials.

Shareholders wishing to propose a director candidate for consideration by the Governance and Nominating Committee may do so by sending the candidate’s name, biographical information, and qualifications to the Committee Chair, in care of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451. The Committee reviews each candidate’s qualifications in accordance with the director qualification criteria contained in our Governance Principles and determines whether the candidate should be nominated for election to the Board.

DIRECTOR DEVELOPMENT AND EDUCATION

Our director education program consists of visits to Raytheon facilities and education regarding our Code of Conduct and other policies and practices relevant to our business and operations. Periodically, we provide updates on topics of interest to the Board. We also encourage directors to attend external director education programs at Raytheon’s expense. We make available to the Board, on an ongoing basis, descriptions of a variety of upcoming director education programs that may be of interest, and provide the Board with program assessments from directors who have participated in such programs.

COMMUNICATION WITH THE BOARD

Interested parties may communicate with our Board through our Lead Director in writing, care of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, or by submitting comments on our website at www.raytheon.com in the section entitled “Contact the Board” under the heading “Investor Relations/Corporate Governance/Contact the Company.” Communications are referred to the Lead Director and tracked by the Office of the General Counsel.

Anyone who has a concern regarding our accounting, internal controls over financial reporting, or auditing matters may communicate that concern to the Audit Committee. You may contact the Raytheon Audit Committee by writing to the address above, or by submitting comments on our website at www.raytheon.com in the section entitled “Contact the Audit Committee Regarding Accounting, Internal Controls or Auditing Matters” under the heading “Investor Relations/Corporate Governance/Contact the Company.” Communications are referred to the Audit Committee and tracked and investigated in the ordinary course by our Ethics Office with the assistance of the Office of the General Counsel unless otherwise instructed by the Audit Committee.

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POLITICAL CONTRIBUTIONS AND LOBBYING EXPENDITURES DISCLOSURE

Raytheon has for a number of years voluntarily included disclosure on its website relating to political contributions and lobbying expenditures. In March 2016, we significantly expanded this website disclosure to include the following:

•	A description of Raytheon policies relating to political expenditure and lobbying practices;

•	The titles of decision-makers involved in approvals pertaining to political action committee (PAC) and direct political activities, as well as lobbying activities;

•	A discussion of the types of reports we file with regulators relating to lobbying;

•	Direct links to reports, as filed with government agencies, specifying Raytheon’s federal PAC and lobbying activities;

•	Detailed information regarding direct political contributions from Raytheon funds (which were $0 for 2016), including a statement that Raytheon has no plans to make direct political contributions from company funds in the future but, in the event of any such contributions, would disclose them;

•	A statement confirming that Raytheon does not spend company funds on communications to the general public in support of political campaigns or ballot initiatives;

•	A list of trade associations to which Raytheon has paid annual dues of $50,000 or more and the dollar amount, if any, used by the association for lobbying as reported by the association, as well as a statement that no other separate payment at this level was made to a trade association in 2016 with the purpose that such payment be used for lobbying; and

•	Reference to the oversight role of the Board’s Public Affairs Committee, pursuant to its charter, with respect to political and lobbying activities.

This disclosure is available on our website at www.raytheon.com under the heading “Investor Relations/Corporate Governance/Political Contributions and Lobbying Expenditures.”

GOVERNANCE DOCUMENTS

Our key governance documents are available on our website at www.raytheon.com under the heading “Investor Relations/Corporate Governance.” These include:

•	Governance Principles, including the director independence criteria

•	Code of Conduct

•	By-Laws

•	Charters for each of the Board’s standing committees (except the Executive Committee)

These documents are also available in print to any shareholder who requests them by writing to Raytheon Company, Investor Relations (or Corporate Secretary for the by-laws), 870 Winter Street, Waltham, Massachusetts 02451, or by emailing invest@raytheon.com.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES	RAYTHEON | 2017 Proxy Statement	23

THE BOARD OF DIRECTORS AND

BOARD COMMITTEES

The Board has six standing committees: Audit, Governance and Nominating, Management Development and Compensation, Public Affairs, Special Activities, and Executive. The charter of each committee (other than the Executive Committee) is published on our website. See “Corporate Governance — Governance Documents” on page 22 for information on obtaining a copy.

During 2016, the Board met formally six times, and engaged in other discussions and actions apart from these meetings. The non-management directors, all of whom are independent, meet in executive session chaired by the Lead Director at the conclusion of each regularly scheduled Board meeting. In addition, committee members generally meet in executive session, without management present, at the conclusion of regularly scheduled committee meetings.

Average attendance for directors at Board and committee meetings 96.9%	No director attended less than 75% of the total of all Board and applicable committee meetings, except for Mr. Paliwal. Mr. Paliwal, who was elected at the September 2016 meeting, was unable to attend the November 2016 Board and committee meetings (the only meetings held in 2016 after his election) due to unforeseen schedule conflicts. All directors standing for election are expected to attend the 2017 Annual Meeting of Shareholders. In 2016, all of the directors who were members of the Board at that time (other than one who had an illness in the family) attended the Annual Meeting.

The Board’s six standing committees are described below. Each committee, other than the Executive Committee, is composed entirely of independent directors.

AUDIT COMMITTEE	NUMBER OF 2016 MEETINGS: 9
COMMITTEE MEMBERS:

Tracy A. Atkinson, Chair  |  Robert E. Beauchamp  |  Letitia A. Long  |  George R. Oliver  |  James A. Winnefeld, Jr.

KEY RESPONSIBILITIES:

•	Appoint and evaluate the performance and independence of Raytheon’s independent auditors;

•	Oversee the integrity of our financial statements;

•	Oversee our internal audit function;

•	Consider the adequacy of our internal controls and the objectivity of financial reporting;

•	Review the independent auditors’ audit of the effectiveness of Raytheon’s internal controls;

•	Pre-approve all audit fees and terms for, as well as all non-audit engagements with, the independent auditors;

•	Review annual and periodic reports and earnings press releases and recommend to the Board whether the annual audited financial statements should be included in Raytheon’s Form 10-K;

•	Review and discuss with management Raytheon’s risk-assessment and risk management policies, including enterprise risk management and major financial risk exposures, and steps to monitor and control such exposures;

•	Review the performance of Raytheon’s pension plans and risks related to those plans;

•	Establish and review procedures for employees and others to report concerns or complaints confidentially and anonymously regarding accounting, internal control or auditing matters; and

•	Review compliance with our Code of Conduct with respect to certain financial reporting, controls and allegations of financial misconduct.

The Board has determined that each member is independent in accordance with NYSE and SEC rules applicable to audit committee members. The Board also has determined that each of Ms. Atkinson and Messrs. Beauchamp and Oliver is an “audit committee financial expert,” as defined by SEC rules, and that all members are “financially literate” under the NYSE standards.

The Audit Committee Report is included on page 64.

24	RAYTHEON | 2017 Proxy Statement	THE BOARD OF DIRECTORS AND BOARD COMMITTEES

GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF 2016 MEETINGS: 9
COMMITTEE MEMBERS:

Stephen J. Hadley, Chair  |  Dinesh C. Paliwal  |  Michael C. Ruettgers*  |  William R. Spivey

KEY RESPONSIBILITIES:

•	Review and report to the Board with regard to matters of corporate governance;

•	Make recommendations to the Board regarding the size and composition of the Board;

•	Establish procedures for nominating directors and recommend candidates for election to the Board;

•	Consider director nominees proposed by shareholders;

•	Review our Governance Principles and recommend revisions to the Board;
•	Review and approve or ratify transactions and relationships under our Related Party Transactions Policy;

•	Review shareholder proposals in connection with our Annual Meetings and recommend actions to the Board regarding such proposals;

•	Oversee the orientation program for new directors and the continuing education program for existing directors; and

•	Review and recommend to the Board the compensation of non-employee directors.

The Board has determined that each member is independent in accordance with NYSE rules.

*Mr.	Ruettgers will be retiring from the Board effective May 25, 2017.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)	NUMBER OF 2016 MEETINGS: 6
COMMITTEE MEMBERS:

William R. Spivey, Chair  |  Robert E. Beauchamp  |  Stephen J. Hadley  |  George R. Oliver

KEY RESPONSIBILITIES:

•	Review and oversee compensation and benefits, as well as personnel plans, policies and programs;

•	Review and recommend to the Board the compensation of the CEO and the other four most highly compensated executive officers (the “NEOs”);

•	Review and approve the compensation of other officers and key employees;

•	Periodically review succession plans for the CEO and other executive officers and elected officers as well as career development plans for elected officers and other key employees;

•	Administer and make awards, other than to directors, under our equity compensation plans;
•	Review and discuss with management the “Compensation Discussion and Analysis” section of this proxy statement;

•	Review Raytheon’s incentive compensation arrangements to ensure they are not reasonably likely to encourage inappropriate risk-taking;

•	Appoint, compensate and oversee any outside compensation consultant, outside legal counsel or other committee adviser; and

•	Annually assess the independence of its outside compensation consultants or advisers, and pre-approve any services proposed to be provided by such consultants or advisers to Raytheon.

The Board has determined that each member is independent in accordance with NYSE rules.

The MDCC Report is included on page 46.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES	RAYTHEON | 2017 Proxy Statement	25

PUBLIC AFFAIRS COMMITTEE	NUMBER OF 2016 MEETINGS: 6
COMMITTEE MEMBERS:

Letitia A. Long, Chair  |  Tracy A. Atkinson  |  George R. Oliver  |  Dinesh C. Paliwal

KEY RESPONSIBILITIES:

•	Review political, social and legal trends and issues that may affect Raytheon’s business, operations, financial performance or public image;

•	Review our policies and practices in the areas of legal, regulatory and social responsibility, including those involving:

–	environmental protection;

–	health and safety of employees;

–	ethics;

–	export control;
–	regulatory compliance (except financial matters);

–	charitable contributions and community relations;

–	government relations and legislative policy;

–	political contributions and lobbying;

–	anticorruption and use of foreign and domestic consultants and representatives; and

–	government contracting and defense procurement policies; and

•	Review and monitor corporate policies and practices that relate to public policy.

The Board has determined that each member is independent in accordance with NYSE rules.

SPECIAL ACTIVITIES COMMITTEE	NUMBER OF 2016 MEETINGS: 7
COMMITTEE MEMBERS:

Vernon E. Clark, Chair  |  Stephen J. Hadley  |  Letitia A. Long  |  Michael C. Ruettgers*  |  James A. Winnefeld, Jr.

KEY RESPONSIBILITIES:

•	Review Raytheon’s programs, activities and potential acquisitions involving classified business activities;

•	Review policies, processes, practices, procedures, risk management and internal controls applicable to Raytheon’s classified business;

•	Review Raytheon cybersecurity, including with respect to our internal IT systems, products, programs and factories;
•	Review any critical technology gaps and how Raytheon is addressing such gaps; and

•	Support the MDCC, as required, in the review of talent development/succession planning for key technology positions.

The Board has determined that each member is independent in accordance with NYSE rules.

*Mr.	Ruettgers will be retiring from the Board effective May 25, 2017.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet in 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors who served as members of our MDCC during fiscal year 2016 were Robert E. Beauchamp, Stephen J. Hadley, George R. Oliver, and William R. Spivey. None of these members is or has ever been an officer or employee of Raytheon. To our knowledge, there were no relationships involving members of the MDCC or our other directors that would constitute a compensation committee interlock.

26	RAYTHEON | 2017 Proxy Statement	PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Item No. 2 on the Proxy Card)

The Board is proposing an advisory vote for our shareholders to approve the compensation program for our named executive officers as described on pages 27 to 58 in this proxy statement under the heading “Executive Compensation.” While this vote is non-binding, the Board and the MDCC will review the results and consider shareholder views. Raytheon also will continue to engage with shareholders to address any concerns relating to executive compensation or other matters. The Board is asking you to vote “yes” on the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers described in this proxy statement under ‘Executive Compensation,’ which section includes the Compensation Discussion and Analysis, the compensation tables, and accompanying narrative disclosure.”

As discussed in greater detail in the Executive Compensation section of this proxy statement, Raytheon’s compensation program rests on certain key principles, including:

PRINCIPLE	MORE INFORMATION
Pay-for-performance: Executive compensation is tied to Raytheon and individual performance over both the near- and long-term.	Pages 4-5 and 28-42

Shareholder alignment: We ensure that the interests of executives are closely aligned with those of shareholders by making stock-based incentives a central component of compensation and enforcing meaningful stock ownership and retention requirements.

Pages 4-5, 40-41 and 45
Balanced incentives: Our awards have both significant upside opportunity for exceptional performance and downside risk for underperformance.	Pages 4-5 and 28-41
Substantial variable component: A substantial portion of each executive’s compensation opportunity is variable, based upon Raytheon’s financial performance and stock price.	Pages 5 and 35
Short-term versus long-term: The compensation program carefully balances short- and long-term incentives.	Pages 5 and 35
Use of key financial metrics: Short- and long-term incentive awards are based on pre-established financial measures that drive optimum performance.	Pages 29-30 and 36-41
Market focus: The MDCC considers both the practices of peer companies and broader market survey data in setting executive compensation.	Pages 32-34
Competitiveness: Our executive compensation program addresses the need to retain and attract highly-qualified executives essential to Raytheon’s success in a highly competitive environment.	Pages 4, 28 and 31-34
Managing risk: The compensation program is designed to avoid encouraging excessive risk-taking.	Page 43
Consultant independence: The MDCC adheres to a stringent Compensation Consultant Independence Policy when retaining outside advisors.	Page 42
Clawback rights: Our clawback policy provides for recovery of compensation in certain circumstances where restatement of financial results is required.	Page 45

As reflected in the Executive Compensation disclosure, the Board believes that the MDCC has established a compensation program for the NEOs soundly grounded in the above principles that is appropriate and warrants shareholder support.

FOR	The Board unanimously recommends an advisory vote FOR this proposal. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

RAYTHEON | 2017 Proxy Statement	27

EXECUTIVE COMPENSATION

28	Compensation Discussion and Analysis
28	Executive Summary

31	Our Compensation Philosophy and Principles

31	Management of Our Executive Compensation Program

32	How We Determine and Assess Executive Compensation

35	Executive Compensation in 2016

42	Perquisites and Other Executive Benefits

42	Say-on-Pay and Shareholder Outreach

42	Independent Compensation Consultant

43	Management of Compensation-Related Risk

43	Retirement Benefits and Deferred Compensation

44	Severance Pay Arrangements

45	Compensation Policies

46	Tax Considerations

46	Management Development and Compensation Committee Report

47	Executive Compensation Tables
47	Summary Compensation Table

49	Grants of Plan-Based Awards

50	Outstanding Equity Awards at Fiscal Year-End

51	Stock Vested

52	Pension Benefits

54	Nonqualified Deferred Compensation

55	Potential Payments Upon Termination or Change in Control

28	RAYTHEON | 2017 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2016 NAMED EXECUTIVE OFFICERS (NEOS)

THOMAS A. KENNEDY

Chairman and Chief Executive Officer

ANTHONY F. O’BRIEN

Vice President and Chief Financial Officer

DAVID C. WAJSGRAS

Vice President, and President of our Intelligence, Information and Services (IIS) business

RICHARD R. YUSE

Vice President, and President of our Space and Airborne Systems (SAS) business

TAYLOR W. LAWRENCE

Vice President, and President of our Missile Systems (MS) business

OUR COMPENSATION OBJECTIVES

Our executive compensation program is designed to:

•	Retain and attract highly-qualified executives

•	Motivate our executives to achieve our overall business objectives

•	Reward individual performance

•	Align our executives’ interests with those of our shareholders

ELEMENTS OF OUR COMPENSATION PROGRAM

Our program consists primarily of the following three direct compensation elements:

COMPENSATION ELEMENT AND TYPE OF COMPENSATION	KEY OBJECTIVES
Base Salary ○ Fixed ○ Annual cash	• To provide a base level of cash compensation that is competitive and reflects an executive’s experience and scope of responsibilities
Annual Incentive Awards Results-Based Incentive (RBI) ○ Variable, at risk ○ Annual cash	• To motivate and reward executives based on their performance in achieving annual Raytheon and individual goals and to align short-term executive pay with performance
Long-Term Incentive Equity Awards Restricted Stock ○ Variable, equity (typically 4-year vesting) Long-Term Performance Plan (LTPP) units ○ Variable, equity (3-year performance)

•  To motivate and reward executives based on Raytheon performance and value delivered to Raytheon shareholders through stock price appreciation

•  To retain highly-qualified executives

•  To align long-term executive pay with performance

•  To align executives’ interests with those of Raytheon shareholders

Our executives’ total direct compensation reflects a mix of these three elements that meets our compensation objectives. These direct compensation elements are rounded out with certain perquisites and other executive benefits. See “Perquisites and Other Executive Benefits” on page 42. To reinforce the link with shareholders’ interests, we require our executives to own a meaningful amount of stock.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON | 2017 Proxy Statement	29

OUR 2016 PERFORMANCE

In 2016, Raytheon continued to execute its growth strategy and deliver strong program performance while also maintaining strong operating margins. Our global team built upon Raytheon’s return to growth in 2015, driven by increases in both domestic and international sales. 2016 was the 13th consecutive year of international sales growth, which reflects the continued successful evolution and execution of our international strategy. Highlights of our 2016 performance include:

Record bookings of $27.8 billion for the year; book-to-bill ratio of 1.16 for the year	Full-year net sales of $24.1 billion, up 3.5% for the year, Raytheon’s best growth rate since 2009
Full-year EPS from continuing operations of $7.44	Strong operating cash flow from continuing operations of $2.9 billion for the year, after a $500 million pretax discretionary pension plan contribution in the fourth quarter

Continued strong growth in Raytheon’s bookings, which increased by 10% over the prior year	Particularly strong and broad-based domestic bookings, rising 18% over the prior year

2016 total shareholder return of 16.9%

These achievements led us to exceed our 2016 targets on three out of four RBI metrics and all LTPP metrics, resulting in the funding levels shown below.

2016 RBI

Dials show results as a percentage of target.

We exceeded our 2016 targets on three out of four RBI metrics, resulting in an overall funding level of 105.6% of target.

For complete information, see “Executive Compensation in 2016 — Annual Cash Incentives — RBI” on page 36.

30	RAYTHEON | 2017 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

2014 – 2016 LTPP

Dials show LTPP Funding.

We exceeded our three-year targets on all LTPP metrics, resulting in a payout equal to 145.8% of target.

For complete information, see “Executive Compensation in 2016 — Long-Term Equity Incentives — LTPP and Restricted Stock” on page 40.

2016 TOTAL DIRECT COMPENSATION

The table below shows the base salary earned, annual cash incentive paid, and equity awards granted to our NEOs for 2014-2016 for Messrs. Kennedy, Wajsgras and Yuse; and for 2015-2016 for Messrs. O’Brien and Lawrence, who became NEOs in 2015. This supplemental information is not a substitute for the information appearing in the Summary Compensation Table on page 47.

			Annual Cash Incentive	Long-Term Equity Incentives*
NEO	Year	Salary	RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy	2016	$1,299,979	$2,938,400	$5,000,028	$3,899,980	$13,138,387
	2015	1,196,467	3,046,500	4,500,016	3,400,004	12,142,987
	2014	1,057,698	2,500,000	4,000,034	2,999,961	10,557,693
Anthony F. O’Brien	2016	$608,510	$734,400	$1,199,945	$1,100,001	$3,642,856
	2015	485,686	608,400	1,000,027	800,033	2,894,146
David C. Wajsgras	2016	$971,943	$1,052,500	$1,250,007	$1,300,035	$4,574,485
	2015	952,887	1,114,400	1,250,034	1,300,040	4,617,361
	2014	929,694	1,100,000	1,300,032	1,549,968	4,879,694
Richard R. Yuse	2016	$792,506	$997,900	$1,250,007	$1,300,035	$4,340,448
	2015	747,763	887,100	1,250,034	1,300,040	4,184,937
	2014	678,268	800,000	1,250,016	1,600,006	4,328,290
Taylor W. Lawrence	2016	$728,151	$817,900	$1,250,007	$1,300,035	$4,096,093
	2015	693,474	810,900	1,250,034	1,300,040	4,054,448

*	The amounts set forth under the Restricted Stock and LTPP Award columns represent the full intrinsic values of such awards on the date the Board or MDCC made the formal determination for such grant (e.g., target number of shares times the closing price of our common stock on the determination date), since that is the basis upon which the MDCC considers these awards in proposing, recommending and approving annual compensation. In contrast, the Stock Awards column in the Summary Compensation Table represents the grant date fair value of such awards for financial statement reporting purposes.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON | 2017 Proxy Statement	31

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. Our executives must be of a caliber and level of experience necessary to manage our complex, global businesses effectively. Given the duration of our programs, contracts and business cycles, and the competitive nature of our industry, it is especially important for us to retain our executive talent for a number of years to ensure continuity of management.

Several features of our compensation program reflect our compensation objectives:

We use variable, at-risk short- and long-term incentive opportunities to tie a significant portion of each executive’s compensation to Raytheon’s performance and to individual performance against pre-established financial, operational and other goals.

Our stock-based incentives, coupled with meaningful stock ownership and retention requirements, ensure that executives’ interests are aligned closely with those of our shareholders.
Our balanced incentives program provides awards with both significant upside opportunity for exceptional performance and downside risk for underperformance.	Our clawback policy authorizes recovery of cash and equity-based incentive compensation in certain circumstances following a restatement of our financial results.
Our executives have the opportunity to earn compensation that is competitive with compensation earned by executives in comparable positions at companies with which we compete for talent.	The MDCC designs and monitors the executive compensation program to ensure it does not foster risk-taking that would be reasonably likely to have a material adverse effect on Raytheon.
The MDCC receives advice from a compensation consulting firm that satisfies stringent independence criteria.

MANAGEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM

The MDCC establishes, oversees and assesses the effectiveness of our executive compensation program in relation to our compensation philosophy and the market. To do so, the MDCC considers input from its independent compensation consultant, shareholders and management, and considers factors such as market data, risk considerations, executives’ experience levels, and macroeconomic and organizational considerations. The MDCC considers internal pay equity, but does not establish a fixed relationship between the compensation of our CEO and that of any other NEO.

The MDCC retains an independent compensation consultant to help with designing and evaluating our executive compensation program. In November 2016, the MDCC engaged Frederic W. Cook & Co. (FW Cook) to serve as its compensation consultant, replacing Pearl Meyer & Partners (Pearl Meyer), our independent consultant since 2010. See “Independent Compensation Consultant” on page 42 below. References to the MDCC’s consultant in this Compensation Discussion & Analysis mean Pearl Meyer, the firm that served it in that capacity for most of 2016, unless otherwise noted.

32	RAYTHEON | 2017 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

HOW WE DETERMINE AND ASSESS EXECUTIVE COMPENSATION

Our determinations and assessments of executive compensation are primarily driven by Raytheon and individual performance and market competitiveness. The chart below shows how we distribute the various responsibilities related to establishing compensation.

INDEPENDENT MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)

•	Reviews and recommends CEO and other NEO compensation to the independent Board members

•	Recommends to the independent Board members annual corporate goals relevant to CEO and other NEO compensation; considers CEO input on other NEO goals and performance

•	Evaluates CEO individual performance and reviews other NEOs’ individual performance

•	Establishes, oversees and assesses executive compensation programs and practices

•	Approves short- and long-term incentive plan funding based on Raytheon performance

INDEPENDENT BOARD MEMBERS

•	Determine CEO and other NEO compensation

•	Determine annual corporate goals relevant to CEO and other NEO compensation

INDEPENDENT COMPENSATION CONSULTANT

•	Provides advice on executive compensation programs and practices

•	Provides market data and information about peer compensation trends

•	Assesses prior year pay-performance alignment

•	Provides peer company data for setting and amending the peer groups

SHAREHOLDERS

•	Provide input to the MDCC via say-on-pay advisory votes and Raytheon outreach efforts

Information about the composition and responsibilities of the MDCC can be found on page 24 under the heading “The Board of Directors and Board Committees — Management Development and Compensation Committee.”

MARKET DATA

We use two peer groups to assist us in assessing the competitiveness of our executive compensation relative to market and weighing Raytheon’s performance. Our “core” peer group consists of nine companies that are either aerospace and defense companies or have substantial aerospace or defense businesses. These companies are the most comparable to us based on complexity, operations, revenues, net income, and market capitalization. Our “broader” peer group includes the core peer group plus seven additional companies from other industries that have similar complexity, operations, revenues, net income, and market capitalization to ours.

We primarily use the broader peer group as a representation of the market against which we evaluate and set compensation for our executive officers. Accordingly, references to “market,” “market competitive,” or similar references throughout this Compensation Discussion and Analysis generally refer to analyses of the broader peer group, unless otherwise indicated. We use the core peer group to measure Raytheon’s total shareholder return (TSR) performance because these companies are the most similar to Raytheon in their business and operations and we compete with them for contracts and talent. The MDCC also uses the core peer group as a reference point for certain compensation practices in the aerospace and defense industry.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON | 2017 Proxy Statement	33

The following are the companies that made up the peer groups for purposes of 2016 compensation:

“Broader” Peer Group	“Core Peers”	• General Dynamics Corporation • Harris Corporation • Honeywell International, Inc. • L-3 Communications Holdings, Inc. • Lockheed Martin Corporation	• Northrop Grumman Corporation • Textron Inc. • The Boeing Company • United Technologies Corporation
	Additional Peers	• 3M Company • EMC Corporation • Eaton Corporation plc • Emerson Electric Co. • Illinois Tool Works Inc.	• Johnson Controls International plc • Parker-Hannifin Corporation

The following chart shows how Raytheon compares to the core peer group and the broader peer group on several fundamental metrics.

COMPANY	INDUSTRY	FY 2016 REVENUE ($M)	MARKET CAP AS OF 12/31/16 ($M)	EMPLOYEES AS OF 12/31/16
Raytheon	Aerospace and Defense	24,100	41,600	63,000
Core Peers
• General Dynamics Corporation	Aerospace and Defense	31,400	52,200	98,800
• Harris Corporation	Aerospace and Defense	7,500	10,300	21,000
• Honeywell International Inc.	Aerospace and Defense/Electrical Equipment	39,300	88,100	131,000
• L-3 Communications Holdings, Inc.	Aerospace and Defense	10,500	11,800	38,000
• Lockheed Martin Corporation	Aerospace and Defense	47,200	72,200	97,000
• Northrop Grumman Corporation	Aerospace and Defense	24,500	40,700	67,000
• Textron Inc.	Aerospace and Defense	13,800	13,100	36,000
• The Boeing Company	Aerospace and Defense	94,600	96,100	150,500
• United Technologies Corporation	Aerospace and Defense/Electrical Equipment	57,200	88,700	201,600
Additional Peers
• 3M Company	Consumer Discretionary/Containers and Packaging	30,100	106,600	90,000
• Eaton Corporation plc	Electrical Equipment	19,700	30,300	95,000
• EMC Corporation(1)	Technology	24,600	53,200
• Emerson Electric Co.	Electrical Equipment	14,500	35,000	103,500
• Illinois Tool Works Inc.	Industrials	13,600	42,500	50,000
• Johnson Controls International plc	Automotive/Electrical Equipment	37,700	43,500	135,000
• Parker-Hannifin Corporation	Machinery	11,400	14,500	48,950

Source: Bloomberg

(1)	EMC revenues are for trailing twelve months ended June 30, 2016, and market capitalization is as of June 30, 2016. EMC was acquired by Dell Technologies in September 2016.

34	RAYTHEON | 2017 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

The MDCC reviews both peer groups annually. From time to time, with input from the independent compensation consultant, we adjust the composition of the peer groups to reflect changes in our strategy and markets or changes in the peer group companies themselves. Effective for 2017, we removed EMC Corporation from the broader peer group (because it was acquired by Dell Technologies) and added Deere & Company.

The MDCC obtains information from its independent compensation consultant on the compensation levels, programs and practices of the companies in the core and broader peer groups. Statistical techniques, such as regression analysis, typically are used to adjust the data to account for differences in company size. The MDCC also considers market survey data published by third parties regarding companies outside of our peer groups as a general indicator of relevant market conditions and pay practices and as a broader reference point. The MDCC also considers information on market and peer compensation trends (levels, mix, vehicles and metrics) from its consultant.

Market data — primarily for our broader peer group — is an important consideration when the MDCC establishes and evaluates compensation levels for our NEOs. In setting our NEOs’ target total direct compensation, the MDCC uses the market median for comparable positions as a reference in order to ensure such compensation opportunities are market-competitive and meet the other objectives of our executive compensation program. The MDCC also considers other factors in setting individual executive compensation, including:

•	The executive’s compensation history and experience in the position;

•	The executive’s performance against individual goals and contribution to Raytheon’s financial and operational performance; and

•	The executive’s relative level of responsibility with Raytheon and the impact of his or her position on Raytheon.

As a result of individual and Raytheon performance and the foregoing considerations in setting our NEOs’ target total direct compensation, the actual compensation for any individual NEO can vary from the market median.

As shown in this graphic, our NEOs’ 2016 total direct compensation was competitively positioned in comparison to compensation for their counterparts in our broader peer group, according to a market assessment prepared by the MDCC’s compensation consultant.

Raytheon Compensation Compared to Peer Group

To confirm that actual pay is aligned with Raytheon’s performance, the independent compensation consultant analyzes prior year pay-for-performance alignment when peer group performance data becomes available. Most recently, in mid-2016, Pearl Meyer used 2015 peer performance data to analyze compensation for our 2015 NEOs. The analysis assessed the correlation between our short-term pay (annual incentive award) and short-term performance and our long-term pay (long-term incentive awards and restricted stock) and long-term performance relative to the peer group over a three-year period. Pearl Meyer considered reported financial results and total shareholder return in making these comparisons. For 2015, Pearl Meyer concluded that short-term pay was generally aligned with short-term performance, and that realizable long-term pay was closely aligned with long-term performance.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON | 2017 Proxy Statement	35

EXECUTIVE COMPENSATION IN 2016

This section describes the three types of total direct compensation that make up our executive compensation program, as well as the decisions made and compensation awarded in 2016.

TOTAL DIRECT COMPENSATION MIX

The MDCC annually reviews the relative mix of our compensation elements against market data regarding the compensation mix awarded to people in comparable positions at other companies. In particular, we look at how the total direct compensation opportunity (i.e., the sum of base salary, target annual incentive, and target long-term incentives) is distributed in the following categories:

•	Fixed versus variable

•	Short-term versus long-term

•	Cash versus equity-based

As shown in the charts below, our 2016 executive compensation was heavily weighted toward variable, performance-based elements, and toward long-term and equity-based elements.

CEO Compensation

Other NEOs Compensation

This graph also appears on page 5.

According to an analysis performed by Pearl Meyer, these weightings were in line with those of our peer groups for executives holding comparable positions.

BASE SALARY

The MDCC reviews the base salaries of our executive officers annually and whenever an executive changes position. Our CEO makes salary recommendations with respect to his direct reports. To maintain competitive levels, we refer to the median of base salaries for comparable positions in our broader peer group in setting our NEOs’ base salaries and annual salary changes. However, the MDCC also considers individual factors as discussed above under “Market Data,” including scope of responsibilities and years of experience, so individual executive salaries can vary from the market median.

In 2016, Mr. Kennedy’s base salary was increased by 7.5%, bringing his base salary closer to the 50th market percentile for his position as CEO. Mr. O’Brien’s base salary was increased by 31% to reflect his additional experience and strong individual performance as CFO in 2016, and to bring his base salary closer to the 50th market percentile for his position. Base salaries for the three other NEOs increased by an average of 3.7%.

36	RAYTHEON | 2017 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL CASH INCENTIVES — RBI

In 2016, each NEO participated in our annual Results-Based Incentive (RBI) Plan. RBI awards were determined through the process described below.

NEO target RBI payouts are established	At the beginning of the year, each NEO is assigned a target payout expressed as a percentage of base salary.
	• CEO – 200%	• Other NEOs – 100%

Raytheon performance goals are set for RBI funding pool	At the beginning of the year, Raytheon performance metrics are selected and goals are set based on Raytheon’s annual operating plan. The metrics for 2016 were:
	• Bookings	• Net Sales
	• Free Cash Flow	• Operating Income from Continuing Operations
Raytheon performance is assessed and RBI funding is determined

At the end of the year, the MDCC assesses Raytheon’s performance against the goals and determines the funding of the RBI pool.

All NEO RBI awards are funded through the total-company RBI pool, not the business unit funding pools.

Individual NEO performance is evaluated

The MDCC considers each NEO’s performance against the NEO’s individual quantitative and qualitative goals.

This individual performance assessment is used to differentiate RBI payouts and motivate and reward extraordinary performance.

Final RBI awards are determined and approved

The RBI funding (as a percentage of target) is applied against each NEO’s target RBI payout; that funded amount is then adjusted based on the NEO’s individual performance assessment.

The MDCC recommends the NEO RBI awards to the Board for its approval.

TOTAL-COMPANY PERFORMANCE GOALS

The MDCC sets Raytheon performance goals for selected financial metrics. Raytheon’s total-company results against those metrics drive the funding of the total-company RBI pool. In order to promote alignment and collaboration across the enterprise, all executive officer RBI awards (including those of individual business presidents) are based on total-company results. Our businesses also have separate financial metrics and RBI pools for their employees (other than the business presidents).

For 2016, consistent with past practice, the MDCC selected the following financial metrics for determining funding levels of the RBI pools.

BOOKINGS Forward-looking metric that measures the value of new contracts awarded to us during the year; indicator of potential future growth.

NET SALES Growth metric that measures our revenue for the current year.

FREE CASH FLOW (FCF) (1) Measure of cash generated in a given year available for use in strategic investments to grow our businesses or otherwise generate return to our shareholders.

OPERATING INCOME FROM CONTINUING OPERATIONS(1) Measure of our profit from continuing operations for the year, before interest and taxes, and after certain non-operational adjustments.

(1)	FCF and Operating Income from Continuing Operations are non-GAAP financial measures. FCF is operating cash flow from continuing operations less capital spending and internal use software spending, excluding the impact of changes to cash flow from pension and post-retirement benefits-related items and other similar non-operational items. Operating Income from Continuing Operations is operating income from continuing operations, excluding the FAS/CAS pension and postretirement benefits expense/income and, from time to time, certain other items.

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These metrics, considered in the aggregate, are strong indicators of our overall performance and our ability to create shareholder value. They are balanced among long- and short-term performance and growth and efficiency, and are aligned with our business strategies. For example, we continue to focus on growing our business in core defense and new markets, both domestic and international. We expect our success in this area to be reflected in our bookings in the shorter term and net sales in the longer term. In addition to growing our business, we maintain a strong focus on program execution in order to maximize operating income and cash.

At the end of each year, Raytheon’s total-company RBI pool is funded (or not funded) based on Raytheon’s performance against these targets. In assessing performance against each financial metric, the MDCC considers both quantitative results and qualitative factors. Qualitative factors may include the impact of unanticipated events or events outside of our control, such as acquisitions and divestitures, delays in the timing of contract awards, changes in accounting standards, and certain non-operational items. Following this assessment, the MDCC may adjust performance results to more accurately reflect Raytheon’s overall operational performance. Funding for each individual metric is based on the threshold, target and maximum goals. If we do not achieve the threshold for a metric, the MDCC allocates no funds to the RBI pool for that metric.

The following table summarizes, for the 2016 total-company RBI pool, the pre-established performance target, the MDCC’s assessment of results against each target, and the resulting funding percentage for each target.

Financial Metric (Weighting)	Performance Target	MDCC Assessment of Total-Company Results as a Percentage of Target	RBI Funding
Bookings (20%)	$25.91B	111.4%	22.3%
Net Sales (30%)	$24.33B	98.6%	29.6%
Free Cash Flow (FCF) (20%)	$2.30B	112.2%	22.4%
Operating Income from Continuing Operations (30%)	$2.68B	104.5%	31.3%
Total-Company Funding Level			105.6%

The 2016 results across all RBI metrics, leading to our total-company RBI funding level of 105.6% of target, are indicative of our strong growth, particularly in domestic and domestic classified programs, as well as our solid margins and strong cash flow for the year.

INDIVIDUAL PERFORMANCE GOALS

Each NEO has quantitative and qualitative individual performance goals that are established annually. We believe individualized goals promote personal accountability and help differentiate our executives’ compensation based on performance. Each NEO’s RBI award is therefore subject to both Raytheon performance (via total-company funding results, as described above) and individual performance. In order to motivate and reward extraordinary performance, individual RBI awards are structured so that payouts can be significantly higher than target. Alternatively, an executive who underperforms in relation to individual goals would receive an RBI award that is below target.

RBI individual performance goals for the CEO. The MDCC recommends, and the full Board (excluding the CEO) approves, our CEO’s goals. In connection with his annual performance evaluation, our CEO prepares a written self-assessment of his performance against these goals. The MDCC discusses our CEO’s performance and develops a preliminary performance evaluation, which is then discussed by all of the independent directors in an executive session of the Board. Based on this evaluation, the MDCC recommends, and the full Board (excluding the CEO) approves, the CEO’s RBI award and other compensation.

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RBI individual performance goals for the other NEOs. For our other NEOs, our CEO provides input to the MDCC with regard to appropriate performance goals and provides his assessments and recommendations regarding individual performance.

Examples of individual performance goals for our NEOs for 2016 include:

•	Achieving specified goals relating to the implementation of Raytheon’s strategy to drive profitable growth and create shareholder value;

•	Achieving financial goals within the individual’s business or functional area;

•	Establishing and maintaining strong customer relationships by providing excellent program performance and innovative solutions;

•	Successfully managing the individual’s business or functional organization, including improvement in employee engagement and retention;

•	Successfully implementing exemplary regulatory and compliance initiatives;

•	Achieving sustainability and health and safety goals by increasing energy efficiency and successfully implementing workplace safety initiatives; and

•	Leveraging diversity and inclusion to achieve global growth, enterprise collaboration and competitive advantage.

Achievement of individual performance goals. A summary of each NEO’s 2016 individual performance follows.

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

•	Continued to drive revenue growth, leading to a 3.5% increase from 2015.

•	Led Raytheon to strong share price performance and strong performance against its business plan, resulting in a 16.9% total shareholder return.

•	Continued Raytheon’s return of capital to shareholders via dividends and share repurchases, while maintaining a strong balance sheet.

•	Executed our growth strategy, resulting in global demand across Raytheon’s missile defense; electronic warfare; cybersecurity; command, control, communications, computers, cyber, intelligence, surveillance and reconnaissance; and training portfolios, as well as a
Raytheon record level of bookings in 2016. Key 2016 international awards include Patriot Air and Missile Defense Systems contracts for several countries.

•	Enhanced our commercial cyber growth by closing the acquisition of Intel’s Next Generation Firewall business.

•	Promoted continued excellence in corporate governance and responsibility, diversity and inclusion, health and safety, and sustainability. In 2016, Raytheon was named one of Forbes’ Top 10 Employers for Veterans, received the Energy Star Partner Award from the U.S. Environmental Protection Agency for the 10th year, and was recognized as one of America’s Most Admired Corporations for Supplier Diversity by Minority News USA.

ANTHONY F. O’BRIEN	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

•	Contributed significantly to the delivery of strong financial performance against Raytheon’s business plan and to strong share price performance, demonstrated by a total shareholder return of 16.9%.

•	Led Raytheon’s investor outreach efforts to enhance investors’ understanding of our strategy and value creation.
•	Promoted initiatives to simplify processes and gain efficiencies in key strategic areas.

•	Drove the integration of Forcepoint, including the acquisition of Intel’s Next Generation Firewall business, as well as the implementation of systems and controls, and provided ongoing support.

•	Led Raytheon’s ongoing initiative to embed export/import monitoring and controls into business processes.

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DAVID C. WAJSGRAS	VICE PRESIDENT, AND PRESIDENT OF INTELLIGENCE, INFORMATION AND SERVICES (IIS)

•	Led Raytheon’s Intelligence, Information and Services (IIS) business and exceeded that business’ global bookings and free cash flow objectives in 2016, with qualified new business opportunities increasing by 50%.

•	Improved alignment for investments in growth opportunities, increasing resource allocation toward the transformational capabilities of cyber, analytics and automation, and created significant competitive discriminators for Raytheon that address both cyber vulnerabilities and cyber-hardening.

•	Successfully directed the GPS-OCX program through a Nunn-McCurdy certification process and positioned the program to achieve critical requirements and meet key milestones going forward.

•	Drove final implementation of a highly-advanced major international nation-state level cybersecurity program.

RICHARD R. YUSE	VICE PRESIDENT, AND PRESIDENT OF SPACE AND AIRBORNE SYSTEMS (SAS)

•	Led Raytheon’s Space and Airborne Systems (SAS) business to meet or exceed its 2016 goals with respect to sales, operating profit and record backlog, while achieving strong international bookings.

•	Strategically addressed changing market dynamics by effectively focusing SAS on key technology investments that position the business for future growth, as reflected in new awards in Space programs and large follow-on awards in the Electronic Warfare segment.

•	Achieved nearly 100% win rate in strategic customer R&D awards and successful Electro-Optical/Infrared demonstrations.

•	Created a program and technology portfolio with synergies across the Department of Defense, Intelligence Community and international markets.

TAYLOR W. LAWRENCE	VICE PRESIDENT, AND PRESIDENT OF MISSILE SYSTEMS (MS)

•	Led Raytheon’s Missile Systems (MS) business unit to solid performance in 2016, resulting in a new record for sales.

•	Directed efforts to capitalize on global demand for MS products, highlighted by the ramp to record production rates for Paveway laser-guided bombs.

•	Drove a business focus on customer satisfaction and mission assurance, as demonstrated by the Standard
Missile-6’s first-ever engagement of a surface target, adding to the missile’s multi-mission capability.

•	Led the continued development and investment by MS in innovative technologies with the goal of providing rapid, high-quality, affordable mission solutions to its customers, as shown through MS’ selection for the development of the Hypersonic Air-breathing Weapon Concept (HAWC).

RBI PAYOUTS

The following table depicts each NEO’s target RBI award (the amount each would receive assuming achievement of target Raytheon and individual performance), the target RBI award amount as adjusted for total-company funding of 105.6% (described above), and each NEO’s actual RBI award (target 2016 RBI award amount as adjusted based on both Raytheon and individual performance).

NEO	Target 2016 RBI Award	Target 2016 RBI Award As Adjusted for Total-Company Funding of 105.6%	Actual 2016 RBI Award
Thomas A. Kennedy	$2,650,044	$2,798,447	$2,938,400
Anthony F. O’Brien	649,917	686,312	734,400
David C. Wajsgras	977,101	1,031,819	1,052,500
Richard R. Yuse	800,800	845,645	997,900
Taylor W. Lawrence	737,610	778,916	817,900

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LONG-TERM EQUITY INCENTIVES — LTPP AND RESTRICTED STOCK

Our NEOs receive long-term equity incentive awards in two forms: performance-based restricted stock units pursuant to our Long-Term Performance Plan (LTPP), and time-based restricted stock. In setting our NEOs’ aggregate long-term incentive award opportunities, the MDCC references the market median for total direct compensation, and considers the NEOs’ target cash compensation (base salary and RBI) and the individual factors discussed above under “Market Data.”

In 2016, the aggregate value of Mr. Kennedy’s long-term incentive award opportunities increased by 12.7% compared to 2015, and the aggregate value of Mr. O’Brien’s long-term incentive award opportunities increased by 27.8% compared to 2015, in each case to bring the NEO’s target total direct compensation closer to the 50th market percentile.

LONG-TERM PERFORMANCE PLAN

The LTPP awards performance-based restricted stock units that vest at the end of a three-year performance cycle based on Raytheon performance against pre-established financial goals set by the MDCC. The MDCC has elected to make the LTPP award payouts in common stock, but it could elect to settle these awards in cash. LTPP awards are granted annually to provide continuity of opportunity and marketplace consistency. Financial results for any single year will affect the payouts for each of three overlapping three-year performance periods.

Target LTPP payout opportunities. The MDCC sets, for each executive, a target LTPP payout opportunity for each performance cycle. Depending on Raytheon’s performance, an executive can receive a payout ranging from zero to 200% plus accrued dividend equivalents.

Raytheon performance goals. The performance goals for the 2016-2018, 2015-2017, and 2014-2016 performance periods are based on return on invested capital (ROIC), cumulative free cash flow (CFCF), and total shareholder return (TSR). The table below explains these metrics and the weighting assigned to each.

ROIC(1)

Measure of how efficiently and effectively we use capital to generate returns, including through investments and acquisitions. Our ability to generate returns efficiently and effectively is critical to our growth and the funding of our operations.

CFCF(1)

Measure of cash generated over the three-year performance period that is available for use in strategic investments to grow our businesses or otherwise generate return to our shareholders. Our ability to generate cash is critical to our growth and the funding of our operations.

TSR(1)

Measure of our stock price appreciation, including reinvested dividends, over the three-year performance period in comparison to our core peers’ stock performance over the same period. Investors recognize TSR as an appropriate measure to motivate executives and to achieve alignment with our shareholders’ interests.

(1)	ROIC, CFCF and TSR are non-GAAP financial measures. The calculation of CFCF is the FCF calculation described above under the RBI plan over a three-year performance cycle. TSR is calculated using 30-trading-day average stock prices at the beginning of the performance cycle and following the end of the cycle. The calculation of ROIC is (a) the sum of (i) income from continuing operations, excluding the after-tax effect of the FAS/CAS pension and postretirement benefits expense/income and, from time to time, certain other items, (ii) after-tax net interest expense, and (iii) one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense), divided by (b) the sum of (i) average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), (ii) financial guarantees, less net investment in discontinued operations, and (iii) the liability for defined benefit pension and other postretirement benefit plans, net of tax, less other similar non-operational items. Such calculation also includes certain variations due to averaging the metric over the three-year performance cycle.

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The MDCC believes these three metrics, considered in the aggregate, fairly represent Raytheon’s overall performance, and Raytheon performance in these areas leads to the creation of long-term value for our shareholders. For comparative TSR performance, we use our core peer group companies because their businesses and operations are similar to ours.

At the beginning of each performance cycle, the MDCC sets target, threshold and maximum Raytheon performance levels over the three-year period for each metric based on the first three years of our five-year financial plan. The MDCC does not change the LTPP targets, even if there are subsequent revisions to our business projections and plans. However, from time to time, including for the 2014-2016 performance cycle, the MDCC specifically establishes potential adjustments to performance in LTPP awards. These potential adjustments reflect the economic and industry uncertainty and conditions over the past several years and the attendant challenges of setting three-year performance targets. Specifically, potential adjustments account for differences between the conditions reasonably assumed when metrics are established and the actual conditions that might develop over the course of three years. The conditions, which the MDCC views as largely outside Raytheon’s control, generally relate to U.S. Department of Defense (DoD) budget levels and contract award uncertainties and, for certain performance cycles, the timing of international contract awards. Potential adjustments are predetermined by the MDCC using clearly articulated objective criteria. Performance metrics and goals are not subject to further adjustment, although the MDCC retains negative discretion to adjust awards lower in compliance with Section 162(m) of the Internal Revenue Code (IRC). See “Tax Considerations” on page 46. Based on management’s recommendation and the MDCC’s assessment of overall economic conditions and the DoD budget and contracting environment, the MDCC did not provide for adjustments for the 2015-2017 and 2016-2018 LTPP performance cycles.

LTPP awards are paid out at the end of their three-year cycles based on Raytheon performance against these predetermined goals. In each case, the goals are independent and additive, which means that if we miss the threshold performance as to one measure, no credit would apply to that element, but above-target performance on another metric could make up for part or all of the shortfall.

Achievement of performance goals. The following table summarizes, for the 2014-2016 LTPP award cycle, our performance in the three metrics and the corresponding funding. As discussed above, the 2014-2016 LTPP awards were subject to adjustment for lower DoD budgets and the timing of international contract awards during the cycle. Ultimately, the MDCC adjusted the final ROIC and CFCF performance measurements due to delays in international contract awards in 2016, but not for the DoD budget, which was higher than expected.

Financial Metric (Weighting)	Target Performance	Maximum Performance	MDCC-Determined Performance	Final LTPP Funding
ROIC (50%)	12.12%	13.67%	13.42%	87.5%(1)
CFCF (25%)	$5,864 M	$7,364 M	$6,163 M	25%(1)
TSR (25%)	Ranking 5th	Ranking 2nd	Ranked 4th	33.3%
Overall Payout Factor %				145.8%

(1)	ROIC was adjusted by 0.44% and CFCF was adjusted by $212 million, in each case for timing of international contract awards.

The overall payout factor of 145.8% of target reflects strong Raytheon performance during the performance cycle. The results across all 2014-2016 LTPP metrics are indicative of our return to growth ahead of schedule, our stronger than expected growth rate (particularly in domestic and domestic classified programs), and our consistently solid margins and strong cash flow.

RESTRICTED STOCK AWARDS

In 2016, we granted time-based restricted stock awards to Messrs. O’Brien, Wajsgras and Lawrence. These awards vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date provided the employee remains employed with Raytheon on the scheduled vesting dates.

Since 2014, we have granted, in lieu of restricted stock awards, restricted stock units (called “60/10 RSUs”) to certain employees who have attained the age of 60 with at least ten years of service with Raytheon. Unlike our restricted stock, 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even if the recipient retires. As a condition of continued post-retirement vesting, an employee must comply with certain covenants, including non-competition, non-solicitation of employees, non-interference with contractual arrangements, confidentiality, and cooperation in certain specified instances. In 2016, we granted 60/10 RSUs to Messrs. Kennedy and Yuse.

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PERQUISITES AND OTHER EXECUTIVE BENEFITS

While they are a relatively small portion of our executives’ total direct compensation opportunities, perquisites and other executive benefits are important to ensure competitiveness at the senior leadership level. Under our executive perquisite policy, we provide our executive officers a car allowance, financial planning services, executive physicals, and life insurance coverage. We also provide other perquisites (such as home security and use of corporate aircraft) to certain executives in limited circumstances due to our security and personal safety requirements. Individually and in the aggregate, the perquisites we provide to our NEOs are comparable in scope to those provided by the companies in our peer groups, particularly in the core peer group of aerospace and defense companies.

SAY-ON-PAY AND SHAREHOLDER OUTREACH

Since 2011, we have asked our shareholders to vote annually, on an advisory basis, on executive compensation. We have consistently received strong shareholder support — most recently garnering a 94.9% affirmative vote in 2016. This year, in addition to voting on our executive compensation, shareholders will have the opportunity to vote on the frequency of future say-on-pay votes.

In 2016 we continued to solicit input from many of our shareholders on various executive compensation and governance matters, resulting in discussions with representatives of institutional shareholders owning approximately 36% of Raytheon’s outstanding shares. We also communicated with a number of other investors, as well as proxy advisory and corporate governance organizations. For this proxy season we have enhanced our executive compensation disclosures, among other changes, as a result of these discussions. Other key initiatives are discussed under “Shareholder Engagement” on page 18. We will continue our shareholder outreach efforts in 2017.

In light of the strong support conveyed by the say-on-pay voting results and other input received from shareholders, as well as the factors discussed in this Compensation Discussion and Analysis, the MDCC continues to believe our existing compensation approach is appropriate for Raytheon and its business in the current market environment. The MDCC will continue to monitor shareholder advisory votes and to seek shareholder input on compensation matters, and, in consultation with its independent compensation consultant, will consider changes to the executive compensation program as appropriate.

INDEPENDENT COMPENSATION CONSULTANT

Since 2010, the MDCC had retained Pearl Meyer, an independent compensation consulting firm, to provide a variety of services. Effective November 1, 2016, the MDCC engaged FW Cook to serve as its independent compensation consulting firm, replacing Pearl Meyer. Pearl Meyer will continue to provide certain limited services to the MDCC during a transition period.

Among other things, the MDCC’s compensation consultant provides information on compensation levels, programs and practices within certain peer groups and the broader market; reports on compensation trends among our peers and the broader market; and performs a pay-for-performance assessment. The MDCC’s compensation decision-making process relies on this work product, together with MDCC members’ judgment and experience, and information, analyses and recommendations provided by management.

The MDCC has a formal Compensation Consultant Independence Policy to ensure the committee receives independent and unbiased advice and analysis. The policy prohibits the consultant from providing services of any nature to Raytheon officers and directors personally, and prohibits the consultant from providing to Raytheon advice related to executive and director compensation, employee compensation and employee benefits, other than the advice provided to the MDCC and to the Governance and Nominating Committee with respect to director compensation. In addition, when selecting a compensation committee advisor, the policy and the MDCC’s charter require the MDCC to consider all relevant factors specified by NYSE standards. In connection with retaining FW Cook, the MDCC assessed FW Cook’s independence in light of these requirements and determined that the firm is independent and that the firm’s work does not raise any conflicts of interest. The MDCC had previously assessed Pearl Meyer’s independence in March 2016 and determined that Pearl Meyer continues to be independent and that Pearl Meyer’s work for the MDCC did not raise any conflicts of interest.

The MDCC is required to pre-approve any services that its compensation consultant proposes to provide to Raytheon. As a guideline to avoid any actual or perceived conflict of interest or bias, MDCC policy limits the fees paid by Raytheon for such non-MDCC services to no more than 1% of the consulting firm’s annual gross revenues. In 2016, the MDCC pre-approved a transaction in which Raytheon acquired from Pearl Meyer certain industry compensation surveys. The fees paid for these surveys were less than $10,000 — well below the threshold. FW Cook did not provide any services to Raytheon in 2016.

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MANAGEMENT OF COMPENSATION-RELATED RISK

While risk is inherent in many aspects of our business operations, we believe the following features of our compensation program help us appropriately manage compensation-related risk:

•	We rely on an assortment of vehicles for delivering compensation, both fixed and variable, including cash and equity-based measures with different time horizons, to focus our executives on specific objectives that help us achieve our business plans and create an alignment with long-term shareholder interests.

•	Compensation is based on a combination of appropriately weighted performance measures so that executives focus on the business as a whole rather than individual metrics.

•	Performance-based awards are capped to prevent undue efforts to surpass the target for any particular measure.

•	Incentive compensation for the NEOs is based on individual performance and Raytheon’s overall performance, not the performance of specific business units only.

•	The MDCC adheres to stringent guidelines when retaining a compensation consultant.

•	Our clawback policy provides a means to recover certain cash and equity incentive compensation awarded in reliance on erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct.

•	Our equity grant policies ensure that equity awards are granted only on the dates of regularly scheduled Board meetings, and not on dates that are tied to the release of material information.

•	The NEOs (as well as our directors and many other executive officers) must comply with rigorous stock ownership and retention guidelines.

The MDCC has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on Raytheon. The MDCC concluded that Raytheon’s compensation plans, programs and policies, considered as a whole, including applicable risk mitigation features, are not reasonably likely to have a material adverse effect on Raytheon.

RETIREMENT BENEFITS AND DEFERRED COMPENSATION

RETIREMENT BENEFITS

Retirement benefits fulfill an important role within our overall executive compensation program because they provide an element of financial security that promotes retention. Our retirement program, including the amount of benefit, is comparable to those offered by the companies in our peer groups and, as a result, ensures that our executive compensation remains competitive.

We maintain the following broad-based retirement plans:

•	the Raytheon Savings and Investment Plan (RAYSIP), a tax-qualified defined contribution retirement plan (401(k) plan) in which all of our executive officers are eligible to participate in the same manner as substantially all other employees;

•	tax-qualified, defined benefit pension plans in which all executive officers who joined us before December 31, 2006, are eligible to participate; and

•	the Retirement Income Savings Program (RISP) within RAYSIP, a tax-qualified defined contribution plan for employees who joined us after December 31, 2006.

We also sponsor certain other non-qualified retirement plans, including:

•	the Raytheon Excess Pension Plan, a nonqualified excess pension plan that provides benefits that would have been provided to a participant under the tax-qualified pension plan but for compensation and benefit limits imposed under the U.S. Internal Revenue Code (IRC); and

•	the Raytheon Company Supplemental Executive Retirement Plan (SERP), a nonqualified plan for eligible senior executives, including our NEOs, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining Raytheon would have achieved under the qualified and excess pension plans had such person begun his or her career with Raytheon.

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Messrs. Kennedy and Yuse will not receive a payment under the SERP because each of their pension benefits under the formula in our qualified and excess pension plans exceeds the maximum 50% of final average earnings that the SERP would provide in connection with a retirement. Our other NEOs could be eligible for SERP benefits, depending on when they retire.

Each of our retirement plans is described in more detail under the heading “Pension Benefits” beginning on page 52.

DEFERRED COMPENSATION PLAN

We maintain the Raytheon Deferred Compensation Plan under which employees, including our NEOs, who are projected to reach the IRC compensation limit may elect to defer 3% to 50% of their salary in excess of the limit and 3% to 90% of their annual RBI plan awards, and receive tax-deferred returns on those deferrals. We make a matching contribution of up to 4% of deferred compensation. For more information on our Deferred Compensation Plan, see “Nonqualified Deferred Compensation” on page 54.

SEVERANCE PAY ARRANGEMENTS

EXECUTIVE SEVERANCE GUIDELINES AND OFFER LETTERS

Our employees, including our NEOs, are employees at-will; they do not have long-term employment contracts with Raytheon. The at-will employment status of our employees affords us the necessary flexibility to remove employees when appropriate under the circumstances. However, in order to retain and attract highly-qualified executives who may otherwise desire the protection of long-term employment contracts, we offer specified benefits under our executive severance guidelines and under certain NEO offer letters. These benefits provide for the continuation of base salary and health and welfare benefits for two years, and a payment equal to two times target annual incentive award, for our CEO and our executive officers who were first elected prior to January 1, 2010. New officers first elected on or after January 1, 2010 (other than an officer in the CEO role) would receive continuation of base salary and health and welfare benefits for one year and a payment equal to the target annual incentive award. In addition, certain Raytheon pension plans provide for continued pension benefits following severance. For more information, see “Potential Payments Upon Termination or Change in Control” beginning on page 55.

CHANGE-IN-CONTROL AGREEMENTS

Separate from our executive severance guidelines, we have change-in-control agreements with all of our executive officers. Changes in corporate control are often accompanied by changes in the corporate culture and job losses, especially at executive levels. If a transaction affecting corporate control of Raytheon were under consideration, we expect that our executives would naturally be faced with personal uncertainties and distractions about how the transaction might affect their continued employment. By entering into change-in-control agreements before any specific transaction is contemplated, we hope to focus our executives’ full attention and dedication on our shareholders’ best interests, despite any threatened or pending change in control, and to encourage our executives to stay with Raytheon until any such transaction is completed.

Our change-in-control agreements provide a meaningful severance benefit in the event that a change in control occurs and, within the following 24 months, the executive is either terminated without cause or resigns due to a material reduction in compensation or a material change in job duties without the executive’s consent. These agreements are not intended to provide a windfall to our executives occasioned by a change in control. The agreements provide for a “double trigger” such that an executive would only receive benefits upon a qualifying termination, and not simply upon a change in control. Our executive severance guidelines and offer letters described above do not apply to a qualifying termination following a change in control, so there would be no duplication of benefits. Our change-in-control agreements provide for post-termination benefits as a multiple of the executive’s most recent base salary. That multiple depends upon the executive’s position with Raytheon and date of hire.

Our change-in-control and severance arrangements, including benefit amounts and the conditions under which they are triggered, are comparable to those provided by the companies in our peer groups. For more information on our executive severance guidelines and the terms of our change-in-control agreements, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 55.

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COMPENSATION POLICIES

STOCK OWNERSHIP AND RETENTION GUIDELINES

To reinforce our culture and expectation of long-term share ownership, we have implemented the stock ownership guidelines set out below for our elected officers. These guidelines are designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholder interests, and demonstrate our officers’ commitment to enhancing long-term shareholder value. The MDCC and the Governance and Nominating Committee regularly review the requisite ownership levels, as well as attainment of these ownership levels, by our elected officers. Executives have five years from the date on which they became subject to the guidelines to attain the requisite level of ownership, and may not dispose of Raytheon stock until the ownership guideline is satisfied. As of December 31, 2016, each of our NEOs had met or exceeded the applicable stock ownership requirements.

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

To ensure alignment with the long-term interests of our other shareholders, Raytheon’s Insider Trading Policy provides that our officers, as well as other employees and non-employee directors, may not engage in:

•	Short sales of Raytheon stock or transactions in any derivative of a Raytheon security, including puts, calls and options (other than the receipt and exercise of options that might be granted pursuant to a Raytheon compensation plan);

•	Any type of hedging or similar monetization transaction involving Raytheon securities, including financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; or

•	Other transactions that would permit the holder to own Raytheon securities without the full risks and rewards of ownership.

In addition, Raytheon’s Insider Trading Policy provides that our officers, certain other employees and directors are prohibited from purchasing any Raytheon securities on margin, making any investments on margin in any account in which they hold Raytheon securities, or otherwise pledging Raytheon securities as collateral for a loan.

RESTATEMENT CLAWBACK POLICY

Our executives’ compensation is subject to a Restatement Clawback Policy, which gives the Board the right to recover RBI payments, LTPP awards and restricted stock awards made on or after January 1, 2009, to any elected officer to the extent such payments or awards were inflated due to erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct.

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TAX CONSIDERATIONS

Under Section 162(m) of the IRC, there is a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to compensation paid to certain of our NEOs. However, qualified performance-based compensation is exempt from the deduction limit if specified requirements are met. Historically, the MDCC has determined that compensation paid pursuant to LTPP awards should generally be structured to be tax deductible, but that other incentive compensation awards should not necessarily be structured to ensure tax deductibility in order to provide the MDCC with the flexibility and discretion to exercise judgment with respect to these awards. Accordingly, we operate the LTPP intending to comply with the Section 162(m) exemption and have obtained the requisite shareholder approval since 2006.

In early 2017, the MDCC considered the tax deductibility under Section 162(m) of our incentive compensation, including those elements that do not currently qualify as performance-based compensation. In March 2017, the Board, on the recommendation of the MDCC and subject to shareholder approval, adopted the Raytheon 2017 Incentive Plan. The Incentive Plan is designed so that payments of RBI and restricted stock and restricted stock unit awards under the plan may be tax deductible. If the Incentive Plan is approved by shareholders, the MDCC would generally seek to qualify our incentive compensation payments and awards to our NEOs, but may authorize compensation payments that may be subject to the IRC limit when the MDCC believes such payments are appropriate. For more information, see “Proposal 4: Approval of the Raytheon 2017 Incentive Plan for Section 162(m) Purposes” on page 60.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee is composed entirely of independent directors. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Management Development and Compensation Committee

William R. Spivey, Chairman,

Robert E. Beauchamp, Stephen J. Hadley and George R. Oliver

The above report of the Management Development and Compensation Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	47

EXECUTIVE

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows the total compensation, calculated in accordance with SEC requirements, for Messrs. Kennedy, Wajsgras and Yuse for the fiscal years ended December 31, 2016, 2015, and 2014, and for Messrs. O’Brien and Lawrence, who became NEOs in 2015, for the fiscal years ended December 31, 2016, and 2015. For the NEOs’ 2016 total direct compensation as reviewed by the Management Development and Compensation Committee, see our supplemental table in the “Compensation Discussion and Analysis” section on page 30. The supplemental table is not a substitute for the required table below.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)		All Other Compensation(4) ($)	Total ($)
Thomas A. Kennedy Chairman and Chief Executive Officer	2016	$1,299,979	$9,117,783	$2,938,400	$6,687,942	(5)	$416,692	$20,460,796
	2015	1,196,467	8,146,724	3,046,500	7,581,207	(5)	406,917	20,377,815
	2014	1,057,698	7,222,279	2,500,000	2,630,251		323,136	13,733,364
Anthony F. O’Brien Vice President and Chief Financial Officer	2016	$ 608,510	$2,352,210	$ 734,400	$ 913,757		$ 88,424	$ 4,697,301
	2015	485,686	1,854,885	608,400	200,462		84,692	3,234,125

David C. Wajsgras Vice President, and President, Intelligence, Information and Services	2016	$ 971,943	$2,604,486	$1,052,500	$7,648,078	(6)	$192,304	$12,469,311
	2015	952,887	2,618,605	1,114,400	470,348		361,838	5,518,078
	2014	929,694	2,922,243	1,100,000	1,055,542		152,328	6,159,807
Richard R. Yuse Vice President, and President, Space and Airborne Systems	2016	$ 792,506	$2,604,486	$ 997,900	$1,079,815		$450,404	$ 5,925,111
	2015	747,763	2,618,605	887,100	597,130		360,598	5,211,196
	2014	678,268	2,919,487	800,000	1,653,168		158,850	6,209,773
Taylor W. Lawrence Vice President, and President, Missile Systems	2016	$ 728,151	$2,604,486	$ 817,900	$ 597,976		$112,023	$ 4,860,536
	2015	693,474	2,618,605	810,900	315,460		112,853	4,551,292

(1)	Amounts represent the aggregate grant date fair values of long-term equity incentive awards under the Long-Term Performance Plan (LTPP), awarded in the form of restricted stock units (RSUs) and either time-based restricted stock or, for retirement-eligible NEOs, time-based 60/10 RSUs. Our 2016 NEO stock awards were as follows:

Name	2016-2018 LTPP Award	2016 Time-Based Restricted Stock Award	2016 Time-Based 60/10 RSU Award	Total
Mr. Kennedy	$5,217,803	$ –	$3,899,980	$9,117,783
Mr. O’Brien	1,252,209	1,100,001	–	2,352,210
Mr. Wajsgras	1,304,451	1,300,035	–	2,604,486
Mr. Yuse	1,304,451	–	1,300,035	2,604,486
Mr. Lawrence	1,304,451	1,300,035	–	2,604,486

The grant date fair values are calculated in accordance with the accounting standard for share-based payments. Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are computed based upon the intrinsic value method on the date of grant, adjusted for the probability of achievement. Values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values for time-based restricted stock awards and time-based RSUs are based on the stock price on the date of grant and the number of shares (the intrinsic value method). For more information on the assumptions we used to calculate the grant date fair values for restricted stock, RSUs and LTPP awards, see “Note 14: Stock-based Compensation Plans” to our financial statements in our annual report on Form 10-K for the year ended December 31, 2016 (2016 Form 10-K).

The values of the 2016-2018 LTPP awards on the grant date, assuming the highest level of performance conditions will be achieved during the three-year performance cycle, are as follows: Mr. Kennedy–$8,967,825; Mr. O’Brien–$2,152,168; Mr. Wajsgras–$2,241,956; Mr. Yuse–$2,241,956; and Mr. Lawrence–$2,241,956.

48	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

(2)	Represents amounts earned pursuant to annual cash incentive awards under our Results-Based Incentive (RBI) plan for 2016, 2015, and 2014 but which were paid in 2017, 2016, and 2015, respectively.

(3)	Amounts represent the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and pension plans (including supplemental plans) from the end of the preceding year to the end of the reported year. Generally, these amounts represent the change in value of the NEO’s benefit due to an additional year of service, changes in compensation, and changes in the discount rate. The amounts were computed using the same assumptions we used for financial reporting purposes under the accounting standard for employers’ accounting for pensions. Actual amounts paid under our plans are based on assumptions contained in the plans, which may be different from the assumptions used for financial statement reporting purposes. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

(4)	All Other Compensation amounts include the following items that exceeded $10,000 in a particular category for an NEO in 2016. Items in a particular category for an NEO that were $10,000 or less have not been included.

Name	Perquisites and Personal Benefits(a)	Tax Gross-Ups(b)	Company Contributions to Defined Contribution Plans(c)	Insurance Premiums(d)
Mr. Kennedy	$195,160	$ –	$170,051	$33,045
Mr. O’Brien	22,536	–	54,699	–
Mr. Wajsgras	57,892	29,083	80,925	19,405
Mr. Yuse	214,791	117,130	71,653	46,829
Mr. Lawrence	27,345	–	61,912	11,853

(a)	Each NEO is entitled to receive certain limited perquisites. For 2016, each NEO’s amount includes a car allowance, financial planning services, certain items related to his attendance at employee events, and certain travel and incidental expenses relating to his spouse or family attending Raytheon-related events at our request. The amounts for Messrs. Kennedy and Wajsgras also include personal use of Raytheon aircraft ($148,214 and $6,526, respectively) and the cost of an executive physical. Mr. Kennedy’s amount also includes personal use of a company-provided car and driver and home security system expenses. The amounts for Messrs. Wajsgras and Yuse also include the value of relocation benefits ($14,201 and $170,259, respectively) under our key employee relocation policy.

We require Mr. Kennedy generally to use Raytheon aircraft for all air travel, including for personal purposes, for security and personal safety reasons. Our incremental cost for the personal use of corporate aircraft was calculated by multiplying the number of personal travel hours for an aircraft by that aircraft’s average variable hourly operating cost (including fuel, aircraft maintenance, landing, parking, catering and certain taxes and other miscellaneous fees and costs, but excluding fixed costs such as pilots’ and other employees’ salaries, aircraft purchase price and certain hangar expenses). In determining the number of personal travel hours, we did not include the flight time of any “deadhead” flight (e.g., a return flight on which no passenger was aboard). For trips that involved mixed personal and business usage, we determined the total variable cost attributable to personal use by subtracting the total variable cost of a “business-only” trip from the total variable cost of the whole trip (both personal and business). Based on our average variable operating cost per hour (as derived above), deadhead flights (not included in the foregoing amounts) would have amounted to an additional $55,969 for Mr. Kennedy and $3,043 for Mr. Wajsgras.

Mr. Kennedy frequently travels in Raytheon-provided vehicles operated by Raytheon drivers for business and personal (primarily commuting) purposes for security and personal safety reasons. To determine our incremental cost for Mr. Kennedy’s personal use of a company-provided car and driver, we allocated our total annual costs for the vehicle and driver based on the total vehicle miles in the year and the miles driven for personal purposes, and the total driver hours worked and the hours of driving for personal purposes.

(b)	Amounts represent tax gross-up payments relating to imputed income as a result of the NEO’s spouse attending Raytheon-related events at our request, and, in certain instances, relocation benefits. Consistent with prior years, neither Mr. Kennedy nor Mr. Wajsgras received any tax gross-ups for individual personal use of Raytheon aircraft.

(c)	Amounts represent the total amount of Raytheon contributions to qualified and nonqualified defined contribution plans. We make a 4% matching contribution to compensation deferred under our qualified Raytheon Savings and Investment Plan (RAYSIP) 401(k) Plan and under our nonqualified, unfunded Deferred Compensation Plan. The Deferred Compensation Plan matching contributions include our matching contribution for deferred 2016 RBI compensation earned in 2016 but made in March 2017.

(d)	Amounts represent the total value of Raytheon-paid insurance premiums, including for basic life, senior executive life, executive liability and business travel and accident insurance policies.

(5)	Mr. Kennedy’s change in pension value in 2015 and 2016 is primarily driven by his increased average compensation for the most recent five-year period as defined in the Raytheon Non-Bargaining Retirement Plan. The 2016 change is due to the replacement of his 2011 compensation with his CEO-level 2016 compensation.

(6)	Mr. Wajsgras’ change in pension value in 2016 is primarily driven by his satisfaction of the age and service requirements to commence Supplemental Executive Retirement Plan benefits.

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	49

GRANTS OF PLAN-BASED AWARDS

The following table reports the awards granted to each of our NEOs under any plan during the fiscal year ended December 31, 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Thomas A. Kennedy	1/27/2016	–	–	–	1,355	42,348	84,696	–		$5,217,803
	3/23/2016	–	–	–	–	–	–	31,487	(5)	3,899,980
	–	$397,507	$2,650,045	$5,300,090	–	–	–	–		–
Anthony F. O’Brien	1/27/2016	–	–	–	325	10,163	20,326	–		$1,252,209
	3/23/2016	–	–	–	–	–	–	8,881		1,100,001
	–	$97,488	$649,917	$1,299,834	–	–	–	–		–
David C. Wajsgras	1/27/2016	–	–	–	339	10,587	21,174	–		$1,304,451
	3/23/2016	–	–	–	–	–	–	10,496		1,300,035
	–	$146,565	$977,101	$1,954,202	–	–	–	–		–
Richard R. Yuse	1/27/2016	–	–	–	339	10,587	21,174	–		$1,304,451
	3/23/2016	–	–	–	–	–	–	10,496	(5)	1,300,035
	–	$120,120	$800,800	$1,601,600	–	–	–	–		–
Taylor W. Lawrence	1/27/2016	–	–	–	339	10,587	21,174	–		$1,304,451
	3/23/2016	–	–	–	–	–	–	10,496		1,300,035
	–	$110,641	$737,610	$1,475,219	–	–	–	–		–

(1)	Amounts represent the threshold, target and maximum payout opportunities under the 2016 RBI Plan, Raytheon’s annual cash incentive plan.

(2)	Amounts represent the threshold, target and maximum payout opportunities pursuant to 2016-2018 LTPP performance-based RSU awards. LTPP payout opportunities range from zero to 200% of target. Amounts do not include accrued dividend equivalents.

(3)	Amounts represent time-based restricted stock awards and/or time-based RSU awards.

(4)	Amounts represent the grant date fair value of awards of restricted stock and RSUs granted to the NEO in 2016 in accordance with the accounting standard for share-based payments. Values for awards of time-based restricted stock and RSUs are based on the stock price on the date of grant and the number of shares (the intrinsic value method). Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are computed based upon the intrinsic value method on the date of grant, adjusted for probability of achievement, while the values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values of time-based restricted stock awards and performance-based LTPP RSU awards are generally expensed over the NEO’s requisite service period–generally the vesting period of the awards. 60/10 RSUs that continue to vest into retirement are generally expensed in the period in which they are granted rather than over the vesting period of the awards.

(5)	Amounts represent awards of 60/10 RSUs to a retirement-eligible employee. These 60/10 RSUs continue to vest (but do not accelerate) on the scheduled vesting dates even after the employee retires, so long as the employee complies with certain post-employment covenants.

50	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reports information regarding unvested stock and unvested equity incentive plan awards for each of our NEOs outstanding as of December 31, 2016. None of our NEOs held any outstanding options as of December 31, 2016.

Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Thomas A. Kennedy	91,397	(4)	$12,978,374	87,100	(5)	$12,368,200
Anthony F. O’Brien	18,500	(6)	2,627,000	20,121	(7)	2,857,182
David C. Wajsgras	38,840	(8)	5,515,280	23,001	(9)	3,266,142
Richard R. Yuse	32,430	(10)	4,605,060	23,001	(9)	3,266,142
Taylor W. Lawrence	37,122	(11)	5,271,324	23,001	(9)	3,266,142

(1)	Amounts represent time-based restricted stock awards and, for retirement-eligible NEOs, time-based restricted stock units (60/10 RSUs). Restricted stock awards and 60/10 RSUs vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date. Restricted stock awards vest only if the employee remains employed with Raytheon on the scheduled vesting dates. 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even after the employee retires, so long as the employee complies with certain post-employment covenants.

(2)	Amounts are equal to $142.00, the closing price of our common stock on the NYSE on December 30, 2016, times the number of unvested shares or units.

(3)	Amounts assume 2015-2017 LTPP and 2016-2018 LTPP payouts, plus dividend equivalents, at target performance paid in shares of stock. LTPP awards vest at the end of the applicable three-year performance cycle if certain performance goals are attained and the executive remains employed by Raytheon. These awards may be settled in shares of our common stock or cash. The actual number of shares issued or cash paid upon settlement will depend on the extent to which we attained or exceeded the performance goals, and include dividend equivalents accrued over the three-year performance cycle. Amounts exclude 2014-2016 LTPP awards, the cycle for which ended on December 31, 2016; these are included in the “Stock Vested” table.

(4)	Amount represents the following unvested restricted stock and 60/10 RSU awards for Mr. Kennedy:

Grant Date	Unvested Shares	Vesting
May 30, 2013	9,902	Remaining shares vest on May 30, 2017
May 29, 2014	20,625	Remaining shares vest ratably on May 29, 2017, and 2018
March 18, 2015	30,722	Shares vest ratably on March 18, 2017, 2018, and 2019
March 23, 2016	30,148 RSUs	RSUs vest ratably on March 23, 2018, 2019, and 2020

(5)	Amount represents the following unvested LTPP awards for Mr. Kennedy:

LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2015-2017	42,389	1,693	End of 3-year cycle on December 31, 2017
2016-2018	42,348	670	End of 3-year cycle on December 31, 2018

(6)	Amount represents the following unvested restricted stock awards for Mr. O’Brien:

Grant Date	Unvested Shares	Vesting
May 30, 2013	1,015	Remaining shares vest on May 30, 2017
May 29, 2014	1,375	Remaining shares vest ratably on May 29, 2017, and 2018
March 18, 2015	7,229	Shares vest ratably on March 18, 2017, 2018, and 2019
March 23, 2016	8,881	Shares vest ratably on March 23, 2018, 2019, and 2020

(7)	Amount represents the following unvested LTPP awards for Mr. O’Brien:

LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2015-2017	9,420	377	End of 3-year cycle on December 31, 2017
2016-2018	10,163	161	End of 3-year cycle on December 31, 2018

(8)	Amount represents the following unvested restricted stock awards for Mr. Wajsgras:

Grant Date	Unvested Shares	Vesting
May 30, 2013	5,941	Remaining shares vest on May 30, 2017
May 29, 2014	10,656	Remaining shares vest ratably on May 29, 2017, and 2018
March 18, 2015	11,747	Shares vest ratably on March 18, 2017, 2018, and 2019
March 23, 2016	10,496	Shares vest ratably on March 23, 2018, 2019, and 2020

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	51

(9)	Amount represents the following unvested LTPP awards for Messrs. Wajsgras, Yuse and Lawrence:

LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2015-2017	11,775	471	End of 3-year cycle on December 31, 2017
2016-2018	10,587	168	End of 3-year cycle on December 31, 2018

(10)	Amount represents the following unvested restricted stock and 60/10 RSU awards for Mr. Yuse:

Grant Date	Unvested Shares	Vesting
May 30, 2013	5,941	Remaining shares vest on May 30, 2017
May 29, 2014	5,113 RSUs	Remaining RSUs vest ratably on May 29, 2017, and 2018
March 18, 2015	11,289 RSUs	RSUs vest ratably on March 18, 2017, 2018, and 2019
March 23, 2016	10,087 RSUs	RSUs vest ratably on March 23, 2018, 2019, and 2020

(11)	Amount represents the following unvested restricted stock awards for Mr. Lawrence:

Grant Date	Unvested Shares	Vesting
May 30, 2013	5,941	Remaining shares vest on May 30, 2017
May 29, 2014	8,938	Remaining shares vest ratably on May 29, 2017, and 2018
March 18, 2015	11,747	Shares vest ratably on March 18, 2017, 2018, and 2019
March 23, 2016	10,496	Shares vest ratably on March 23, 2018, 2019, and 2020

STOCK VESTED

The following table reports stock vested for each of our NEOs during the fiscal year ended December 31, 2016. None of our NEOs held or exercised any options during the fiscal year ended December 31, 2016.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Thomas A. Kennedy	95,086	$13,188,713
Anthony F. O’Brien	7,250	992,177
David C. Wajsgras	40,517	5,524,619
Richard R. Yuse	44,429	6,157,634
Taylor W. Lawrence	37,488	5,121,442

(1)	Includes the following shares (including accrued dividend equivalents) that were issued in February 2017 under the 2014-2016 LTPP upon the MDCC’s determination of performance: Mr. Kennedy (67,572), Mr. O’Brien (4,223), Mr. Wajsgras (21,961), Mr. Yuse (21,117), and Mr. Lawrence (21,117). The 2014-2016 LTPP awards vested as of December 31, 2016, at the end of the three-year performance period.

(2)	Amounts are equal to the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

52	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS

The following table reports the pension plans in which our NEOs participated in 2016 and the present value of accumulated benefits payable to each of our NEOs, as well as the number of years of credited service, as of December 31, 2016. No pension benefit payments were made to any of our NEOs in 2016.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas A. Kennedy	Non-Bargaining Retirement Plan (contributory part)	26.42	$2,419,704
	Excess Pension Plan	26.42	23,988,006
	Supplemental Executive Retirement Plan	33.58	–
Anthony F. O’Brien	Pension Plan for Salaried Employees	29.42	$1,105,721
	Excess Pension Plan	29.42	2,882,306
	Supplemental Executive Retirement Plan	30.42	–
David C. Wajsgras	Pension Plan for Salaried Employees	9.75	$474,218
	Excess Pension Plan	9.75	3,689,651
	Supplemental Executive Retirement Plan	10.75	7,048,636
Richard R. Yuse	Pension Plan for Salaried Employees	36.08	$1,610,470
	Excess Pension Plan	36.08	8,389,223
	Supplemental Executive Retirement Plan	40.42	–
Taylor W. Lawrence	Pension Plan for Salaried Employees	9.67	$424,279
	Excess Pension Plan	9.67	2,102,740
	Supplemental Executive Retirement Plan	10.67	–

VALUATION AND MATERIAL ASSUMPTIONS — PENSION BENEFITS

Benefits are valued at the age of the NEO when he is first eligible for unreduced benefits, discounted to the NEO’s current age with interest, and are based upon current levels of compensation. In addition, we have assumed no pre-retirement mortality, disability or termination. All other assumptions, including the discount rate for 2016 of 4.45% for the Raytheon Company Pension Plan for Salaried Employees (Salaried Pension Plan) and the 4.20% discount rate for the Raytheon Non-Bargaining Retirement Plan and Raytheon Excess Pension Plan, are consistent with those used to determine our pension obligations under the accounting standard for employers’ accounting for pensions in our 2016 Form 10-K. For a discussion of our discount rate assumption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Pension and Other Postretirement Benefits Costs — FAS Expense” in our 2016 Form 10-K. An executive’s benefit under the Raytheon Supplemental Executive Retirement Plan is assumed to be zero until he first becomes eligible for such benefit.

PENSION PLANS

Qualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
SALARIED PENSION PLAN
Messrs. O’Brien, Wajsgras, Yuse and Lawrence

The Salaried Pension Plan is a non-contributory pension plan in which most of our executive officers who joined us before January 1, 2007, are eligible to participate. The plan is Raytheon-funded and since 1981 has not permitted employee contributions. Benefits under the plan are a percentage of final average compensation based on the following formula, reduced by the same percentage of the employee’s estimated primary Social Security benefit: 1.8% for each of the first 20 years of credited service; and 1.2% for each year of credited service thereafter. Final average compensation is the average of the 60 highest consecutive months of compensation in the final 120 months of employment, and includes base salary and annual cash incentive awards. The normal retirement age under the plan is age 65. Employees who are at least age 55 with at least 10 years of service can retire with reduced

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	53

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
SALARIED PENSION PLAN (cont’d.)

benefits. There is no reduction for employees who retire at age 60 or older with at least 10 years of service. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 10-year certain and continuous benefit and joint and survivor annuities of 50%, 66-2/3%, 75% and 100%.

NON-BARGAINING RETIREMENT PLAN
Mr. Kennedy

The Non-Bargaining Retirement Plan covers most of the people who became Raytheon employees when Raytheon merged with Hughes Aircraft in 1997. The contributory part of the Non-Bargaining Retirement Plan requires employee contributions of 3% of covered earnings. Except for these employee contributions, the Non-Bargaining Retirement Plan is Raytheon-funded. For each year of credited service, the pension under the contributory part of the Non-Bargaining Retirement Plan is 1.75% of the employee’s final average compensation for each year of credited service, reduced by 1.5% of the employee’s Social Security benefit estimated to be payable at age 65. The offset under the second part of that formula is limited to 50% of the Social Security benefit. Final average compensation under the Non-Bargaining Retirement Plan is the average of compensation in the highest five 12-month periods out of the last ten 12-month periods of employment, and includes base salary and annual cash incentive awards. If both of the following requirements are satisfied, an employee will be entitled immediately to 100% of the pension otherwise payable at age 65: (1) the employee’s age at termination of Raytheon employment is at least 55; and (2) the employee’s age plus continuous service (both measured in full years) is at least 75. If both of these requirements are not satisfied, a pension beginning before the employee reaches age 65 will be reduced for early commencement. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 5-, 10- or 15-year certain and continuous benefit, joint and survivor annuities of 50%, 66-2/3%, 75% and 100%, and payments over a specified period of 5, 10 or 15 years. The retiree benefit from the contributory part of the Non-Bargaining Retirement Plan is subject to an annual cost-of-living adjustment.

Nonqualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
EXCESS PENSION PLAN
All NEOs

The Excess Pension Plan is a separate unfunded plan that provides to participants in our qualified pension plans the benefits that would have been provided by the qualified plan but for the U.S. Internal Revenue Code (IRC) limit on the amount of annual compensation that may be taken into account by qualified plans in determining benefits ($265,000 for 2016) and the IRC limit on annual benefits from a qualified plan ($210,000 for 2016). The principal features of the Excess Pension Plan for any particular employee are generally the same as the features of the qualified plan in which that employee participates, except that the Excess Pension Plan is not subject to the IRC compensation and benefit limits, the gross Excess Pension Plan benefit is offset by the qualified plan benefit, and the forms of payment under the Excess Pension Plan are subject to certain IRC restrictions.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
All NEOs

The Supplemental Executive Retirement Plan (SERP) is a separate unfunded plan available to our NEOs and certain other senior executives. The plan provides a pension of 35% of final average compensation after ten years of service and age 55, increasing by 3% of final average compensation for every additional year of service up to a maximum of 50% of final average compensation. Amounts payable under this plan will be offset by amounts payable under our other pension plans, any prior employer plan, and Social Security.

54	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

YEARS OF CREDITED SERVICE

The number of years of credited service for each NEO, as reported in the above table, is less than his actual service. Mr. Kennedy (actual service of 33.58 years) did not contribute to the Non-Bargaining Retirement Plan for a period of time. Mr. Yuse (actual service of 40.42 years) did not contribute to the Salaried Pension Plan for a period of time when it was a contributory plan. Messrs. O’Brien, Wajsgras and Lawrence (actual service of 30.42, 10.75, and 10.67 years, respectively) were subject to a required period of employment before service credit accrual began under the Salaried Pension Plan. In addition, the years of credited service do not include any additional service credit under change-in-control agreements.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings, and account balances under the Deferred Compensation Plan — a nonqualified, unfunded plan that provides for pre-tax deferrals. Eligible employees may elect to defer 3-50% of their salary over the IRC compensation limit applicable to qualified plans ($265,000 in 2016), and to defer 3-90% of their RBI compensation earned in the current year but paid in the following year. Raytheon makes a matching contribution of up to 4% of deferrable compensation. Each employee determines how his plan account is invested among the plan’s investment options (subject to applicable trading restrictions on investments in the plan’s Raytheon stock fund). Distribution of an employee’s plan account is made in a lump sum or annual installments following termination of employment.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Thomas A. Kennedy	$400,146	$159,451	$282,733	$2,856,452
Anthony F. O’Brien	49,900	44,099	55,737	941,634
David C. Wajsgras	368,045	70,325	456,784	6,252,362
Richard R. Yuse	132,012	61,053	157,768	2,768,848
Taylor W. Lawrence	282,192	51,312	275,911	5,684,995

(1)	Includes deferrals to the Deferred Compensation Plan of 2016 salary and RBI compensation earned in 2016 but paid and deferred in March 2017. Deferred salary and 2016 RBI compensation are included in the amounts under the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, for 2016 in the Summary Compensation Table on page 47.

(2)	Includes Raytheon’s matching contributions on deferrals to the Deferred Compensation Plan of 2016 salary and RBI compensation earned in 2016 but made in March 2017 at the time RBI awards were paid. Matching contributions are included in the “All Other Compensation” column for 2016 in the Summary Compensation Table on page 47.

(3)	Amounts in this column reflect actual earnings in each NEO’s Deferred Compensation Plan investment account in 2016. Accordingly, unlike the other columns in this table, amounts in this column do not reflect RBI compensation earned in 2016 but paid and deferred in March 2017. Earnings on deferred compensation are not included in the Summary Compensation Table for 2016 because such earnings are not based on above-market or preferential rates. Amounts in this column do not reflect administrative fees paid.

(4)	Amounts shown are hypothetical aggregate account balances calculated in accordance with SEC requirements by adding (a) deferred 2016 RBI compensation (see Note 1 above), and (b) Raytheon matching contributions on such deferred 2016 RBI compensation (see Note 2 above), to actual aggregate account balances as of December 31, 2016, which amounts were not actually deferred until March 2017. The aggregate balances set forth in the table above include the following executive contributions and Raytheon matching contributions reported as compensation earned in 2015 and 2014 in the Summary Compensation Table:

Year	Contribution	Mr. Kennedy	Mr. O’Brien	Mr. Wajsgras	Mr. Yuse	Mr. Lawrence
2015	Executive	$403,143	$40,364	$377,336	$119,488	$275,143
	Raytheon Matching	160,134	32,818	72,236	55,430	49,832
2014	Executive	337,308	N/A	370,869	118,581	N/A
	Raytheon Matching	132,216	N/A	70,788	48,731	N/A

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the potential incremental payments and benefits that the NEOs would receive upon termination of their employment under certain circumstances pursuant to our cash severance guidelines, pension, benefit and stock plans, and certain NEO offer letters.

TERMINATION EVENT
ELEMENT	INVOLUNTARY WITHOUT CAUSE	DISABILITY OR DEATH	RETIREMENT
Cash Severance	One year base salary continuation and target RBI award for Mr. O’Brien; Two years base salary continuation and target RBI award for Messrs. Kennedy, Wajsgras, Yuse and Lawrence	None	None
RBI Award	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless retirement occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance
Pension	Continuation of service credit while collecting severance benefits plus one year for Messrs. O’Brien, Wajsgras, Yuse and Lawrence; No incremental benefit for Mr. Kennedy	No incremental benefit	No incremental benefit
Health and Welfare	One year of benefits continuation for Mr. O’Brien; Two years of benefits continuation for Messrs. Kennedy, Wajsgras, Yuse and Lawrence	None	None
Unvested Restricted Stock	Forfeit all unvested RSAs; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants	100% accelerated vesting upon death and continuation of vesting upon disability	Forfeit all unvested RSAs; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants
Unvested LTPP	None	Prorated payment based on service completed through the termination date and Raytheon’s actual performance	Prorated payment based on service completed through the retirement date and Raytheon’s actual performance

Cash Severance and Health and Welfare Benefits: We have Executive Severance Guidelines and certain of our NEOs have offer letters that provide for cash severance payments and health and welfare benefits continuation in the event of an involuntary termination without cause. We amended these guidelines effective January 1, 2010, to reduce such payments and benefits for new executives on a prospective basis. Messrs. Wajsgras, Yuse and Lawrence are grandfathered under our prior Executive Severance Guidelines. Mr. Kennedy receives a higher payment under the Executive Severance Guidelines because he is the CEO.

Pension Benefits: In the event of an involuntary termination without cause, NEOs participating in the Salaried Pension Plan (Messrs. O’Brien, Wajsgras, Yuse and Lawrence) would receive continuation of service credit while collecting severance benefits plus one year. These benefits do not apply to Mr. Kennedy, who participates in the Non-Bargaining Retirement Plan.

56	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Long-Term Incentives: Upon a change in control or termination due to death, each NEO’s restricted stock awards would vest. Upon termination due to disability, each NEO’s restricted stock awards would continue to vest on the scheduled vesting dates. In addition, upon a change in control, each NEO would receive a prorated LTPP payment based on service completed through the change-in-control date and assuming target performance. In the event of termination due to death, disability or retirement, each NEO would receive a prorated LTPP payment based on service completed through the termination date and based on Raytheon’s actual performance. In all other termination scenarios, the NEO would forfeit all unvested long-term equity incentive awards, except that 60/10 RSUs (which are granted to retirement-eligible employees and held by Messrs. Kennedy and Yuse) would continue to vest on the scheduled vesting dates into retirement so long as the NEO complies with certain covenants. Amounts in the tables below for Messrs. Kennedy and Yuse reflect this continued vesting.

Change-in-Control Agreements: We have entered into change-in-control agreements with our executive officers. Pursuant to these agreements, upon a qualifying termination after a change in control, each of our NEOs except Mr. O’Brien would receive a cash payment of three times the NEO’s base salary, a cash payment of three times the NEO’s targeted RBI cash award (or, if greater, the actual RBI cash award for the prior year), special supplemental retirement benefits determined as if the NEO had three years of additional credited service as of the date of termination, and three years of health, welfare and retirement plan benefits. We revised our change-in-control agreement guidelines in 2013. Mr. O’Brien, who was elected to his role after this revision, would receive the same benefits in a multiple of one instead of three. The following is a summary of the potential incremental payments and benefits that the NEOs may receive under certain circumstances in connection with a change in control pursuant to their change-in-control agreements and other plans and agreements.

CHANGE-IN-CONTROL EVENT
ELEMENT	PLAN OR ARRANGEMENT	TREATMENT OR BENEFIT
Cash	Change-in-Control Agreement	Upon a qualifying termination* within 24 months after a change in control, each NEO would receive a cash payment of three times base salary plus three times target RBI award (or, if greater, the actual RBI cash award for the prior year), except for Mr. O’Brien, who would receive an amount equal to one times his base salary and RBI; each executive also would receive an amount equal to the prorated unpaid target RBI award for the year in which the change in control occurs
Pension	Change-in-Control Agreement	Upon a qualifying termination within 24 months after a change in control, each NEO would receive special supplemental retirement benefits based on three more years of credited service, except for Mr. O’Brien, whose benefits would be based on one more year of service
Health and Welfare	Change-in-Control Agreement	Upon a qualifying termination within 24 months after a change in control, each NEO would receive three years of benefits continuation, except for Mr. O’Brien, who would receive one year
Unvested Restricted Stock	2010 Stock Plan and applicable restricted stock and 60/10 RSU award agreements	Upon a change in control, each NEO’s unvested restricted stock and 60/10 RSUs would vest
Unvested LTPP	LTPP award agreements	Upon a change in control, each NEO would receive a prorated LTPP payment based on service completed through the change-in-control date and assuming target performance

*	A qualifying termination is either an involuntary termination without cause or voluntary termination for good reason (i.e., a material reduction in compensation or a material change in the executive’s job duties without his consent), in each case within 24 months after a change in control.

EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2017 Proxy Statement	57

The tables below report compensation payable to each NEO upon a hypothetical involuntary not-for-cause termination, a qualifying termination following a change in control, and termination due to disability, death and retirement, in each case as if the event happened on December 31, 2016. For a qualifying termination following a change in control, no pro-rata RBI would be payable, given that the NEO would be entitled to an RBI award for the completed year. We do not describe or report amounts for plans or arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees. No NEO is entitled to receive compensation reportable in these tables upon a voluntary resignation or involuntary for-cause termination.

Thomas A. Kennedy
Element	Involuntary Without Cause	Change-in-Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$7,950,134	$13,114,567	$–	$–	$–
Benefits
Pension(1)	–	–	–	–	–
Health and Welfare Benefit Continuation(2)	84,106	126,159	–	–	–
Long-Term Incentives(3)
Value of Accelerated/Continued Vesting of Restricted Stock or RSUs	4,281,016	12,978,374	12,978,374	12,978,374	4,281,016
Value of Accelerated LTPP (pro-rata)	–	6,352,843	6,352,843	6,352,843	6,352,843
Total	$12,315,256	$32,571,943	$19,331,217	$19,331,217	$10,633,859

Anthony F. O’Brien
Element	Involuntary Without Cause	Change-in-Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$1,299,834	$1,299,834	$–	$–	$–
Benefits
Pension(1)	274,410	–	–	–	–
Health and Welfare Benefit Continuation(2)	27,643	27,643	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	2,627,000	2,627,000	2,627,000	–
Value of Accelerated LTPP (pro-rata)	–	1,449,205	1,449,205	1,449,205	1,449,205
Total	$1,601,887	$5,403,682	$4,076,205	$4,076,205	$1,449,205

David C. Wajsgras
Element	Involuntary Without Cause	Change-in-Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$3,908,403	$6,274,502	$–	$–	$–
Benefits
Pension(1)	307,251	2,779,180	–	–	–
Health and Welfare Benefit Continuation(2)	48,068	72,102	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	5,515,280	5,515,280	5,515,280	–
Value of Accelerated LTPP (pro-rata)	–	1,706,556	1,706,556	1,706,556	1,706,556
Total	$4,263,722	$16,347,620	$7,221,836	$7,221,836	$1,706,556

58	RAYTHEON | 2017 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Richard R. Yuse
Element	Involuntary Without Cause	Change-in-Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$3,203,200	$5,063,700	$–	$–	$–
Benefits
Pension(1)	1,465,236	–	–	–	–
Health and Welfare Benefit Continuation(2)	102,955	154,433	–	–	–
Long-Term Incentives(3)
Value of Accelerated/Continued Vesting of Restricted Stock or RSUs	3,761,438	4,605,060	4,605,060	4,605,060	3,761,438
Value of Accelerated LTPP (pro-rata)	–	1,706,556	1,706,556	1,706,556	1,706,556
Total	$8,532,829	$11,529,749	$6,311,616	$6,311,616	$5,467,994

Taylor W. Lawrence
Element	Involuntary Without Cause	Change-in-Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$2,950,438	$4,645,529	$–	$–	$–
Benefits
Pension(1)	651,196	4,944,815	–	–	–
Health and Welfare Benefit Continuation(2)	25,814	38,721	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	5,271,324	5,271,324	5,271,324	–
Value of Accelerated LTPP (pro-rata)	–	1,706,556	1,706,556	1,706,556	1,706,556
Total	$3,627,448	$16,606,945	$6,977,880	$6,977,880	$1,706,556

(1)	Pension benefits are calculated assuming a 4.45% discount rate for the Raytheon Company Pension Plan for Salaried Employees and a 4.20% discount rate for the Raytheon Non-Bargaining Retirement Plan and Raytheon Excess Pension Plan, as of 2016 fiscal year-end assuming the executive commenced the benefit as soon as possible following separation from service.

(2)	Health and Welfare Benefit calculations are based on the estimated annual company cost of the benefits programs in which the executive was enrolled as of December 31, 2016.

(3)	Equity values are determined based on the closing price of our common stock on December 30, 2016 ($142.00) and equity holdings as of December 31, 2016. Amounts representing LTPP payments assume target performance.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	RAYTHEON | 2017 Proxy Statement	59

PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Item No. 3 on the Proxy Card)

The Board is asking for an advisory vote by our shareholders on whether an advisory vote on executive compensation of the type set forth on page 26, which has been included in Raytheon’s annual meeting proxy each year since 2011, should in the future be presented for a shareholder vote every one, two or three years. In the only previous shareholder vote on frequency in 2011, 86.19% of voting shareholders supported an advisory vote on executive compensation every year, as recommended by the Board.

The Board continues to believe that an advisory vote on executive compensation every year would be in the best interests of Raytheon and its shareholders for a number of reasons. First, we have learned during Raytheon’s extensive annual investor outreach efforts that our shareholders continue to support and appreciate the annual advisory vote. Second, the annual vote, together with Raytheon’s shareholder outreach activities, provides the MDCC and the Board with timely valuable insight into whether shareholders generally believe the compensation program is structured properly or needs adjustment. Third, the annual vote prompts shareholders to review and evaluate Raytheon’s compensation philosophy, policies and practices each year, and provides a mechanism to voice their reaction. It will also help guide communications with shareholders in Raytheon’s ongoing efforts to identify and address concerns — whether on executive compensation or otherwise. An advisory vote that is less frequent could mean delay in identifying and addressing shareholder concerns.

We believe an annual vote would be most consistent with the Board’s approach to corporate governance. Raytheon has in recent years taken a number of steps that promote access and accountability. The Board has proactively established mechanisms by which shareholders may include nominees in the annual meeting proxy materials (proxy access), call special meetings of shareholders, and act by written consent. An advisory vote on executive compensation annually, as opposed to every two to three years, will most effectively complement these measures in line with the Board’s philosophy.

Finally, an advisory vote on executive compensation each year is consistent with Raytheon’s practice of placing all directors up for election annually and the annual ratification of the independent outside auditor.

FOR

The Board unanimously recommends an ANNUAL advisory vote on executive compensation.

Proxies solicited by the Board will be voted for an annual advisory vote unless shareholders specify otherwise in their proxies.

60	RAYTHEON | 2017 Proxy Statement	PROPOSAL 4: APPROVAL OF THE RAYTHEON 2017 INCENTIVE PLAN FOR SECTION 162(M) PURPOSES

PROPOSAL 4:

APPROVAL OF THE RAYTHEON 2017 INCENTIVE PLAN FOR SECTION 162(m) PURPOSES

(Item No. 4 on the Proxy Card)

On March 29, 2017, our Board, on the recommendation of the MDCC and subject to shareholder approval, adopted the Raytheon 2017 Incentive Plan (Incentive Plan) so that the payment of certain incentive awards may be deductible as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (Section 162(m)).

IRC Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to a company’s Chief Executive Officer or any of its three other most highly compensated executive officers (other than its Chief Financial Officer). Under Section 162(m), compensation paid to such individuals in excess of $1 million in a taxable year generally is not tax deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation and is tax deductible. One of the requirements of “performance-based” compensation is that the company must disclose the material terms of the plan under which compensation may be paid, and those terms must be approved by the company’s shareholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Incentive Plan is discussed below. Shareholder approval of this proposal will be deemed to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m).

Currently, payments of our RBI annual cash incentive awards and certain restricted stock and restricted stock unit awards may be subject to the limitations of Section 162(m). We are submitting the Incentive Plan for shareholder approval with the intent to permit deductibility of compensation without unduly restricting the MDCC’s flexibility and discretion to administer Raytheon’s executive compensation program in a manner designed to meet the objectives of the program. Subject to the terms and conditions of the Incentive Plan, at this time the MDCC intends to structure RBI awards and restricted stock and restricted stock unit awards in substantially the same manner as it currently does under our executive compensation program. If approved by our shareholders, the Incentive Plan will be implemented for fiscal year 2018.

The principal features of the Incentive Plan are summarized below. This summary does not contain all information about the Incentive Plan. A copy of the complete text of the Incentive Plan is attached as Appendix A, and the following description is qualified in its entirety by reference to that text.

SUMMARY OF THE INCENTIVE PLAN

Purpose. The primary purpose of the Incentive Plan is to promote the interests of Raytheon and our shareholders by establishing a compensation program to provide selected employees with the opportunity to earn incentive awards that are tied to the achievement of specific performance objectives and that are intended to qualify as performance-based compensation for purposes of Section 162(m).

Administration. The MDCC is responsible for administering the Incentive Plan. Each member of the MDCC is an “outside director” as defined for purposes of Section 162(m).

PROPOSAL 4: APPROVAL OF THE RAYTHEON 2017 INCENTIVE PLAN FOR SECTION 162(M) PURPOSES	RAYTHEON | 2017 Proxy Statement	61

Eligibility and Participation. Executive officers and other key executives of Raytheon or its affiliates who, in the opinion of the MDCC, are responsible for the continued growth and development and future financial success of the business will be eligible to participate in the Incentive Plan. The approximate number of employees who are currently eligible to participate in the Incentive Plan is 14.

Performance-Based Compensation. The performance goal for each performance period requires positive Adjusted Operating Income. The maximum award that a participant may be paid under the Incentive Plan for the performance period is expressed as a percentage of Adjusted Operating Income. This percentage is 0.75% for our Chief Executive Officer and 0.35% for each of the other participants. The performance period is the period of time established by the MDCC during which performance is measured to determine the level of attainment of an award.

For purposes of the Incentive Plan, Adjusted Operating Income means Raytheon’s operating income as reported in its income statement for the applicable performance period, adjusted to eliminate the effects of (a) the FAS/CAS Adjustment (as defined below), (b) changes in law applicable to Raytheon or any of its affiliates measured based on the effect of the changes on revenue, income, assets and liabilities demonstrably caused by such changes in law, (c) changes in accounting principles, including any related accounting restatements, and (d) amounts related to (i) exit or disposal of a business, (ii) losses or expenses of any acquisition or divestiture, including charges related to transition, integration and alignment costs and employee equity-based or other employee retention awards granted in connection with an acquisition, (iii) losses or expenses of any sale, disposal or similar transaction relating to the interest of Raytheon or its affiliates in a joint venture, partnership, portfolio company or similar arrangement, (iv) the impairment or disposal of long-lived assets or the impairment of goodwill and other intangible assets, (v) litigation and regulatory judgments, charges or settlements and any accruals or reserves relating to litigation or regulatory matters, (vi) the impact of charges relating to pre-payment or other early retirement of borrowings, and (vii) other items that are categorized as unusual in nature or infrequently occurring, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements, or management’s discussion and analysis. Despite the foregoing, an adjustment will be made for items (b) through (d) above only if the net effect of such items, in the aggregate, would change operating income by at least 5%. The FAS/CAS Adjustment is the difference between pension expense or income under Financial Accounting Standards (FAS) requirements and pension costs under the Cost Accounting Standards (CAS).

After the end of each performance period, the MDCC will determine and certify in writing the amount to be awarded to each covered employee in accordance with the limitations established by the Incentive Plan. The MDCC may determine it is appropriate to pay less than the maximum award amount to a participant, but not more. Subject to the maximum award described above, actual award amounts will be based on Raytheon and individual performance and competitive pay levels as determined by the MDCC.

Payment of Awards. All awards will be paid (i) in cash, (ii) in the form of an award of Raytheon common stock, restricted common stock or restricted stock units covering shares of Raytheon common stock, or (iii) in any combination of cash, stock, restricted stock, or restricted stock units as determined by the MDCC in its sole discretion, at such times and on such terms as are determined by the MDCC. Any stock or stock-based awards will be issued or granted under the Raytheon 2010 Stock Plan and any successor stock plan adopted by Raytheon. Where an award is to be paid in the form of equity, the amount of compensation payable under such award will be equal to the grant date fair value of the award as determined for financial reporting purposes.

Participants will be permitted to defer payment of all or a portion of their awards in accordance with the terms of any deferred compensation plan of Raytheon.

Termination and Amendment. The Incentive Plan will remain in effect until it is terminated by the MDCC. Before that date, the MDCC may amend the Incentive Plan at any time, subject to shareholder approval (if any) required under applicable law, including the rules of any stock exchange on which Raytheon’s common stock is listed.

62	RAYTHEON | 2017 Proxy Statement	PROPOSAL 4: APPROVAL OF THE RAYTHEON 2017 INCENTIVE PLAN FOR SECTION 162(M) PURPOSES

Award Amounts. The benefits or amounts that will be received in the future under the Incentive Plan by or allocated to each of the officers listed in the Summary Compensation Table or all executive officers of Raytheon as a group or any other employees are not determinable. The MDCC has the discretion to determine amounts payable to participants in the Incentive Plan. Non-employee directors will not participate in the Incentive Plan.

Clawback Policy. Awards under the Incentive Plan will be subject to the Company’s Clawback Policy.

FOR

The Board unanimously recommends a vote “FOR” the approval of the Raytheon 2017
Incentive Plan for

IRC Section 162(m) purposes. Proxies solicited by the Board will be so voted unless shareholders specify

otherwise in their proxies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our equity compensation plans that authorize the issuance of shares of our common stock. This information is provided as of December 31, 2016.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(B) Weighted average exercise price of outstanding options, warrants and rights(2)	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	1,566,115	$–	6,728,759
Equity compensation plans not approved by stockholders	–	–	–
Total	1,566,115	$–	6,728,759

(1)	This amount includes 1,008,946 shares, which is the aggregate of the actual number of shares that will be issued pursuant to the 2014-2016 LTPP awards and the maximum number of shares that may be issued upon settlement of outstanding 2015-2017 and 2016-2018 LTPP awards, including estimated dividend equivalent amounts. The shares to be issued pursuant to the 2014-2016, 2015-2017 and 2016-2018 LTPP awards will be issued under the Raytheon 2010 Stock Plan. These awards, which are granted as RSUs, may be settled in cash or in stock at the discretion of the MDCC.

This amount also includes 557,169 shares that may be issued upon settlement of other RSUs, generally issued to retirement-eligible and non-U.S. employees. The shares to be issued in settlement of these RSUs will be issued under the 2010 Stock Plan. The RSUs generally vest one-third per year on the second, third and fourth anniversaries of the date of grant.

(2)	Since RSU awards do not have an exercise price, and there are no other options, warrants or rights outstanding at December 31, 2016, the weighted-average exercise price is zero.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	RAYTHEON | 2017 Proxy Statement	63

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

(Item No. 5 on the Proxy Card)

The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2017. We are asking shareholders to ratify this appointment. Representatives of PwC are expected to be present at the Annual Meeting. They may make a statement, and they will be available to respond to appropriate questions.

In the event that shareholders fail to ratify the appointment of PwC, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Raytheon and its shareholders.

FOR

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as Raytheon’s independent auditors. Proxies solicited by the Board will be

so voted unless shareholders specify otherwise in their proxies.

64	RAYTHEON | 2017 Proxy Statement	PROPOSAL 5: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee focuses on, among other things, the following:

•	the integrity of Raytheon’s financial statements;

•	the independence, qualifications and performance of Raytheon’s independent auditors; and

•	the performance of Raytheon’s internal auditors.

We meet with management periodically to consider the adequacy of Raytheon’s internal controls and the objectivity of its financial reporting. We discuss these matters with Raytheon’s independent auditors and with appropriate Raytheon management personnel and internal auditors.

We regularly meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee. We also appoint the independent auditors and review their performance and independence from management. We regularly review the performance of the internal audit function. Management has primary responsibility for Raytheon’s financial statements and the overall financial reporting process, including Raytheon’s system of internal controls. Raytheon’s independent auditors are responsible for (i) performing an audit of the annual financial statements prepared by management, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Raytheon in conformity with U.S. generally accepted accounting principles, (iii) expressing an opinion on the effectiveness of Raytheon’s internal control over financial reporting, and (iv) discussing with us any issues they believe should be raised with us.

During fiscal year 2016, we reviewed Raytheon’s audited financial statements and met with both management and PricewaterhouseCoopers LLP (PwC), Raytheon’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles and PwC has issued an unqualified audit report regarding such financial statements.

Periodically throughout fiscal year 2016, we reviewed with management and PwC Raytheon’s progress in testing and evaluating Raytheon’s internal control over financial reporting. We have reviewed management’s assessment and report on the effectiveness of Raytheon’s internal control over financial reporting. We also have reviewed PwC’s audit report on the effectiveness of Raytheon’s internal control over financial reporting included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We reviewed and discussed with PwC the matters required to be communicated by PwC to the Audit Committee by Auditing Standard No.16 (Communications with Audit Committees) adopted by the Public Company Accounting Oversight Board (PCAOB). We also discussed with management the significant accounting estimates utilized by Raytheon, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

We received the written disclosures and letter from PwC required by applicable PCAOB requirements regarding independent registered public accounting firm communications with audit committees concerning independence; these documents report that PwC is independent under applicable standards in connection with its audit opinion for Raytheon’s 2016 financial statements. We also have discussed with PwC its independence from Raytheon.

Based on the reviews and discussions with management and PwC referred to above, we recommended to the Board that Raytheon’s audited financial statements be included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Audit Committee

Tracy A. Atkinson, Chairman,

Robert E. Beauchamp, Letitia A. Long, George R. Oliver and James A. Winnefeld, Jr.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	RAYTHEON | 2017 Proxy Statement	65

INDEPENDENT AUDITORS: AUDIT AND NON-AUDIT FEES

The following table sets forth the fees and expenses billed by PricewaterhouseCoopers LLP (PwC) for audit, audit-related, tax and all other services rendered for 2016 and 2015.

	2016	2015
Audit Fees(1)	$14.0 million	$13.7 million
Audit-Related Fees(2)	0.4 million	0.9 million
Tax Fees(3)	1.4 million	1.6 million
All Other Fees	–	–
Total	$15.8 million	$16.2 million

(1)	Represents fees and expenses for professional services provided in connection with the audit of our annual audited financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit, audit services provided in connection with other financial statements, and other statutory or regulatory filings.

(2)	Represents fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.” Includes fees for audits of financial statements of 401(k) and other employee benefit plans, fees for certain agreed-upon procedures, and fees related to accounting consulting and due diligence services relating to acquisitions.

(3)	Includes approximately (i) $0.3 million and $0.4 million for non-U.S. tax compliance and advisory services in 2016 and 2015, respectively; and (ii) $1.1 million and $1.2 million for U.S. tax compliance and advisory services in 2016 and 2015, respectively.

The amounts shown above do not include PwC fees and expenses of approximately $0.9 million in both 2016 and 2015 paid by our pension plans for audits of financial statements of such plans and certain international tax compliance services. These services were rendered by PwC to the pension plans and were billed directly to such plans.

The Audit Committee approves in advance all audit and non-audit services to be provided by the independent auditors. Under the Audit Committee’s pre-approval policy for 2016, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve services with fees up to $100,000. Any such pre-approvals are to be reviewed and ratified by the Audit Committee at its next meeting. The Audit Committee requires the independent auditors and management to report on actual fees charged for each category of service periodically throughout the year.

66	RAYTHEON | 2017 Proxy Statement	DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

DETERMINATION AND ASSESSMENT OF DIRECTOR COMPENSATION

The Governance and Nominating Committee annually reviews non-employee director compensation and makes compensation recommendations to the Board for approval. In connection with its annual review, the Governance and Nominating Committee considers an assessment provided by the same independent compensation consultant retained by the Management Development and Compensation Committee for executive compensation purposes. In 2016, Pearl Meyer served as the independent compensation consultant and provided this assessment, which showed that total direct compensation (the sum of the annual retainer, meeting fees, average committee chair fees, and the annual equity award) for our non-employee directors in 2016 was positioned between the 25th and the 50th percentile relative to Raytheon’s core and broader peer groups used for our executive compensation. Based on Pearl Meyer’s assessment, on May 26, 2016, the Governance and Nominating Committee recommended and the Board approved an increase in the annual cash retainer from $90,000 to $105,000. (For more information on the core and broader peer groups, see “Compensation Discussion  & Analysis — Market Data” beginning on page 32.)

ELEMENTS OF DIRECTOR COMPENSATION

ELEMENT	2016
ANNUAL CASH RETAINERS
• All non-employee directors	$105,000 (approved May 26, 2016)
• Lead Director	$24,000
• Audit Committee chair	$20,000
• Other committee chairs	$10,000
Annual cash retainers are paid quarterly; directors may elect to receive retainers in Raytheon common stock in lieu of cash or defer receipt of their cash retainers until they retire from the Board.
ANNUAL EQUITY AWARDS
• All non-employee directors, except Lead Director	$140,000 in restricted stock
• Lead Director	$191,000 in restricted stock

The equity award is granted upon election and vests as of the next Annual Meeting; awards are prorated for directors who are elected between Annual Meetings; directors may elect to receive deferred restricted stock units (RSUs) in lieu of restricted stock.

MEETING FEES	$1,500 per meeting

Non-employee directors receive $1,500 for each Board and committee meeting attended. In addition, any non-employee director who is not an Audit Committee member also receives a meeting fee for attending the Audit Committee meeting to review the Annual Report on Form 10-K; directors may elect to defer receipt of their meeting fees until they retire from the Board.

BENEFITS
• Business travel accident insurance	Up to $1,000,000 of coverage per incident when traveling on Raytheon business
• Matching gift and charitable awards program	Eligible director gifts are matched up to $10,000 per donor per calendar year under the same program in which all of our employees participate.
STOCK OWNERSHIP GUIDELINE
Each non-employee director must own Raytheon securities that have a value of at least five times the annual cash retainer for service on the Board, with five years to achieve the requirement.

DIRECTOR COMPENSATION	RAYTHEON | 2017 Proxy Statement	67

ANNUAL EQUITY AWARDS

Each non-employee director receives an award of restricted stock unless he or she elects to receive deferred RSUs. A director’s shares of restricted stock are entitled to full dividend and voting rights upon issuance. The restricted stock vests on the date of the Annual Meeting of shareholders in the calendar year following the year of grant, or upon the earlier of the director’s retirement after attaining the age of 70, termination as a director after a change in control of Raytheon, or the director’s death. A director who terminates service on the Board for any other reason will forfeit all unvested restricted stock awards. A director’s deferred RSUs vest and are subject to forfeiture on the same basis as restricted stock, but there is no payout of common stock upon vesting until the earlier of: the date that is five years from the grant date, the date of separation from service as a board member, a change in control of Raytheon, or the director’s death. There are no voting rights associated with the RSUs. A dividend equivalent amount is paid on RSUs upon vesting; for RSUs that have vested, dividend equivalent amounts are paid as dividends on common shares of stock are paid.

FORCEPOINT BOARD COMPENSATION

In May 2015, following Raytheon’s acquisition of Websense, Inc., Raytheon created Forcepoint, a new cybersecurity joint venture company (with a minority owner, Vista Equity Partners). At the request of the Raytheon Board, Messrs. Beauchamp and Ruettgers serve on the Forcepoint board and receive a separate annual cash retainer of $75,000 and a meeting fee of $1,500 for each meeting attended. Mr. Cartwright also served on the Forcepoint board until his resignation from the Raytheon Board on October 12, 2016.

NON-EMPLOYEE DIRECTOR TOTAL COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Tracy A. Atkinson	$139,000	$140,042		–	–	–	$2,500	$281,542
Robert E. Beauchamp	204,000	140,042		–	–	–	10,000	354,042
James E. Cartwright*	193,600	–	(3)	–	–	–	–	193,600
Vernon E. Clark	154,000	191,014		–	–	–	10,000	355,014
Stephen J. Hadley	149,500	140,042		–	–	–	–	289,542
Letitia A. Long	141,000	140,042		–	–	–	5,000	286,042
George R. Oliver	138,000	140,042		–	–	–	10,000	288,042
Dinesh C. Paliwal**	19,700	93,445	(4)	–	–	–	–	113,145
Michael C. Ruettgers	213,000	140,042		–	–	–	10,000	363,042
Ronald L. Skates***	76,000	–		–	–	–	–	76,000
William R. Spivey	140,500	140,042		–	–	–	–	280,542

*	Mr. Cartwright resigned from the Board on October 12, 2016.

**	Mr. Paliwal was elected to the Board on September 22, 2016.

***	Mr. Skates retired from the Board effective as of the 2016 Annual Meeting on May 26, 2016.

(1)	Includes annual retainer and meeting fees for serving on the board of Forcepoint at the Raytheon Board’s request. Detailed information on cash amounts is set forth below.

(2)	Represents the aggregate grant date fair value of awards of restricted stock in accordance with the accounting standard for share-based payments. The grant date fair value of the restricted stock awards is based on the stock price on the date of grant and the number of shares (the intrinsic value method). For more information on the assumptions we used to calculate the grant date fair values for restricted stock awards, see Note 14: Stock-based Compensation Plans to our financial statements in our 2016 Form 10-K.

Each of our non-employee directors held 1,077 shares of unvested restricted stock as of December 31, 2016, other than Mr. Clark, who held 1,469 shares, and Mr. Paliwal, who held 670 shares.

(3)	Mr. Cartwright forfeited his unvested restricted stock upon his resignation from the Board on October 12, 2016.

(4)	Mr. Paliwal received a prorated annual stock retainer upon his election to the Board on September 22, 2016.

(5)	Represents Raytheon contributions under our matching gift and charitable awards program, which is available to all employees and directors.

68	RAYTHEON | 2017 Proxy Statement	DIRECTOR COMPENSATION

CASH AMOUNTS

Director	Roles	Annual Board Cash Retainer ($)	Annual Committee Chair or Lead Director Cash Retainer ($)	Meeting Fees ($)
Ms. Atkinson	Chair, Audit Committee	$97,500	$10,000	$31,500
Mr. Beauchamp	Director	97,500	–	25,500
Mr. Cartwright	Director (former Chair, Governance and Nominating Committee)	84,350	8,750	21,000
Mr. Clark	Chair, Special Activities Committee and Lead Director	97,500	34,000	22,500
Mr. Hadley	Chair, Governance and Nominating Committee	97,500	10,000	42,000
Ms. Long	Chair, Public Affairs Committee	97,500	–	43,500
Mr. Oliver	Director	97,500	–	40,500
Mr. Paliwal	Director	19,700	–	–
Mr. Ruettgers	Director	97,500	–	34,500
Mr. Skates	Director	45,000	10,000	21,000
Mr. Spivey	Chair, MDCC	97,500	10,000	33,000

CASH AMOUNTS – FORCEPOINT BOARD

Director	Annual Board Cash Retainer ($)	Meeting Fees ($)
Mr. Beauchamp	$75,000	$6,000
Mr. Cartwright	75,000	4,500
Mr. Ruettgers	75,000	6,000

DIRECTOR STOCK OWNERSHIP AND RETENTION GUIDELINES

The Board believes that directors should be shareholders and have a financial stake in Raytheon. Accordingly, non-employee directors are paid a substantial portion of their compensation in equity awards. Further, as of May 2016, each director is required to own Raytheon securities with a value of at least five times the annual cash retainer within five years. In 2016, the Board increased that multiple from four to five times upon the recommendation of the Governance and Nominating Committee. A director may not dispose of Raytheon stock until attaining the requisite ownership threshold, and thereafter must maintain such equity ownership level. As of December 31, 2016, each of our non-employee directors with five or more years of service had met or exceeded this stock ownership requirement.

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

Our non-employee directors are subject to Raytheon’s Insider Trading Policy which restricts them from certain short sales, derivative transactions, hedging and other transactions involving Raytheon securities. The policy also prohibits the purchase of Raytheon securities on margin or otherwise pledging Raytheon securities as collateral for a loan.

STOCK OWNERSHIP	RAYTHEON | 2017 Proxy Statement	69

STOCK OWNERSHIP

FIVE PERCENT SHAREHOLDERS

The following table lists those persons or groups (based solely on our examination of Schedules 13G filed with the SEC or furnished to us) that are beneficial owners of more than 5% of our common stock as of December 31, 2016.

Name and Address of Beneficial Owner	Common Stock	Percent of Class
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	22,417,906	7.60%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	20,920,534	7.12%

MANAGEMENT AND DIRECTORS

The following table contains information regarding the beneficial ownership of shares of our common stock as of February 28, 2017. Except as otherwise noted below, to Raytheon’s knowledge, the named persons possessed sole voting and investment power over their shares, and the shares are not subject to any pledge. No individual director or nominee for director or NEO beneficially owns 1% or more of the outstanding shares of common stock. The directors and executive officers as a group own less than 1% of the outstanding shares of common stock.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership
Each director and nominee for director, including Chairman and CEO
Thomas A. Kennedy	89,385	(1)(2)(7)
Tracy A. Atkinson	3,885	(3)
Robert E. Beauchamp	2,283	(3)
Vernon E. Clark	7,246	(3)
Stephen J. Hadley	10,838	(3)
Letitia A. Long	2,643	(3)
George R. Oliver	4,563	(3)
Dinesh C. Paliwal	670	(3)
Michael C. Ruettgers	27,532	(3)(4)
William R. Spivey	21,092	(3)
James A. Winnefeld, Jr.	320	(3)
CFO and other NEOs who are not also directors
Anthony F. O’Brien	27,989	(1)(2)(4)(5)
David C. Wajsgras	155,432	(1)(2)
Richard R. Yuse	42,749	(1)(2)(7)
Taylor W. Lawrence	54,396	(1)(2)(6)
Directors, nominees and all executive officers
All directors, nominees for director and executive officers as a group (20 persons)	560,935	(1)(2)(3)(4)(5)(6)(7)

(1)	Includes shares owned outright as follows: Mr. Kennedy – 28,136; Mr. O’Brien – 4,661; Mr. Wajsgras – 116,592; Mr. Yuse – 36,808; Mr. Lawrence – 4,000; and all executive officers and directors as a group – 281,082.

(2)	Includes shares of restricted stock over which the beneficial owner has voting power as follows: Mr. Kennedy – 61,249; Mr. O’Brien – 18,500; Mr. Wajsgras – 38,840; Mr. Yuse – 5,941; Mr. Lawrence – 37,122; and all executive officers and directors as a group – 252,218.

70	RAYTHEON | 2017 Proxy Statement	SHAREHOLDER PROPOSALS

(3)	Includes shares of restricted stock over which the beneficial owner has voting power as follows: Mses. Atkinson and Long and Messrs. Beauchamp, Hadley, Oliver, Ruettgers and Spivey – 1,077 shares each; Mr. Clark – 1,469 shares; Mr. Paliwal – 670 shares; and Mr. Winnefeld – 320 shares.

(4)	Includes vested deferred compensation equivalent to shares of our common stock as follows: Mr. Ruettgers – 494; Mr. O’Brien – 524; and all executive officers and directors as a group – 17,417.

(5)	Includes shares indirectly held by the beneficial owner through the Raytheon Savings and Investment Plan and the Raytheon Excess Savings Plan as follows: Mr. O’Brien – 4,304; all executive officers as a group – 6,944.

(6)	Includes 10,000 vested shares of our common stock held in a deferred compensation trust account with respect to which Mr. Lawrence is the beneficiary and 3,274 shares of our common stock acquired pursuant to a dividend reinvestment plan and held in such deferred compensation trust account.

(7)	Does not include unvested restricted stock units awarded to retirement-eligible employees in lieu of shares of restricted stock as follows: Mr. Kennedy – 30,148; Mr. Yuse – 26,489; and all executive officers as a group – 56,637.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information, we believe that, in 2016, none of our directors, executive officers or 10% shareholders failed to file a required report on time.

SHAREHOLDER PROPOSALS

We have not received any shareholder proposals for consideration at the 2017 Annual Meeting that are required to be included in our proxy materials pursuant to our by-laws or Rule 14a-8 under the Securities Exchange Act of 1934, nor have we been notified that any shareholder intends to otherwise present a proposal at the meeting pursuant to our by-laws.

We continue to make corporate governance, particularly shareholder concerns, a priority. Management remains open to engaging in dialogue with respect to shareholder concerns and to sharing our views regarding our governance generally. We encourage any shareholder wishing to meet with management to contact the Office of the Corporate Secretary.

Any shareholder who intends to present a proposal at the 2018 Annual Meeting, including nominee(s) for director under our Proxy Access by-law, must deliver the proposal in the manner specified below:

•	Between November 22, 2017, and December 22, 2017, if the proposal is a nominee or nominees submitted for inclusion in our proxy materials for the 2018 Annual Meeting pursuant to our Proxy Access by-law;

•	No later than December 22, 2017, if the proposal is submitted for inclusion in our proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Between January 25, 2018, and February 24, 2018, if the proposal is submitted in accordance with Section 2.7 of our by-laws, in which case we are not required to include the proposal in our proxy materials.

All shareholder proposals must be sent to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, either by U.S. mail or a delivery service, or by facsimile to 781-522-3332.

GENERAL INFORMATION	RAYTHEON | 2017 Proxy Statement	71

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Raytheon Company of proxies to be voted at our 2017 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about April 21, 2017, to holders of shares of our common stock as of Tuesday, April 4, 2017, the record date for the meeting. This proxy statement and our 2016 Annual Report are also available on our website at www.raytheon.com/proxy.

If you are a shareholder of record as of the record date for the meeting, you will find an admission ticket attached to your proxy card. If you plan to attend the meeting in person, please bring the admission ticket with you. For security purposes, you also will need a valid picture identification, such as a driver’s license or passport, to enter the meeting.

If you hold your shares through a broker, bank, trust or other holder of record and you plan to attend the meeting in person, we will admit you only if we can verify that you are a Raytheon shareholder as of the record date. You should bring a letter or account statement demonstrating that you were the beneficial owner of our common stock on the record date, along with a valid picture identification, to be admitted to the meeting.

PROXIES AND VOTING PROCEDURES

Your vote is important. Many shareholders cannot attend the meeting in person, and instead will be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on Wednesday, May 24, 2017. The Internet and telephone voting procedures have been designed to authenticate shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone facilities are made available to you, these facilities may close sooner than those for shareholders of record.

You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the meeting. Executing your proxy in advance will not limit your right to vote at the meeting if you decide to attend in person. However, if your shares are held in the name of a broker, bank, trust or other holder of record, you cannot vote at the meeting unless you have a proxy, executed in your favor, from the holder of record.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On April 4, 2017, there were 291,074,957 shares of our common stock outstanding. Each share is entitled to one vote.

If you are a participant in our Dividend Reinvestment Plan, shares acquired under the plan may be voted in the same manner as the shares that generated the dividends for reinvestment. Thus, these shares may be voted by following the same procedures as those described above.

If you are a participant in the Raytheon Savings and Investment Plan, your proxy will serve as the voting instruction to the trustee for all shares you own through the plan. If you own shares through this plan and do not provide voting instructions, the trustee will vote your shares at the meeting in the same proportion as shares for which instructions were received.

72	RAYTHEON | 2017 Proxy Statement	GENERAL INFORMATION

QUORUM AND REQUIRED VOTE

QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote for the election of directors is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item on ratification of auditors described in this proxy statement.

REQUIRED VOTE

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

PROPOSAL	REQUIRED VOTE	EFFECT OF ABSTENTIONS AND NOMINEES HOLDING SHARES IN STREET NAME
Election of directors	In an uncontested election, each nominee must receive a majority of votes cast (i.e., the number of votes cast for that nominee must exceed the votes cast against that nominee).

An abstention does not count as a vote cast.

A nominee holding shares in street name does not have discretionary voting power with respect to the election of directors and may not vote shares unless the nominee receives voting instructions from the beneficial owner.

Advisory vote to approve Named Executive Officer compensation	The affirmative vote of the holders of a majority of shares of our common stock, present in person or represented by proxy and entitled to vote, is required for approval.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

Advisory vote to determine frequency of future say-on-pay votes	The frequency choice (every one, two, or three years) that receives the greatest number of votes will be viewed as the advisory vote on this matter.

An abstention has no effect on the frequency vote.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

Approval of incentive plan	The affirmative vote of the holders of a majority of shares of our common stock, present in person or by proxy and entitled to vote, is required to approve the incentive plan for purposes of Internal Revenue Code Section 162(m).

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval of the incentive plan.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

Ratification of independent auditors	The affirmative vote of the holders of a majority of shares of our common stock, present in person or by proxy and entitled to vote, is required to ratify the selection of our auditors.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the auditors.

Nominees holding shares in street name may vote on this proposal without instructions from the beneficial owner.

Shareholder proposals	The affirmative vote of the holders of a majority of shares of our common stock, present in person or by proxy and entitled to vote, is required to approve a shareholder proposal.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against any shareholder proposal.

A nominee holding shares in street name does not have discretionary voting power with respect to any shareholder proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

GENERAL INFORMATION	RAYTHEON | 2017 Proxy Statement	73

OTHER MATTERS PRESENTED AT THE MEETING

If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the persons named in the proxy card will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the meeting.

TABULATION OF VOTES

All votes will be tabulated by an independent business entity, which will not disclose your vote except as:

•	required by law;

•	necessary in connection with a judicial or regulatory action or proceeding;

•	necessary in connection with a contested proxy solicitation; or

•	requested or otherwise disclosed by you.

If a comment written on a proxy card is provided to our Corporate Secretary, it will be done so without disclosing your vote unless necessary to an understanding of the comment.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

A copy of our 2016 Annual Report is enclosed. If you received more than one copy of the annual report, you may wish to reduce the number of reports you receive to save us mailing and production costs. When you vote over the Internet, you will have an opportunity to request electronic delivery of reports for some or all of your accounts. This request will not affect how you receive dividends, dividend reinvestment statements and special notices.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to shareholders sharing the same address unless we receive contrary instructions from any such shareholder. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. If you wish to receive an additional copy of our annual report or proxy statement this year, you may obtain one by calling Raytheon Investor Relations at 781-522-5123 or by writing to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451. You also may request copies of our annual disclosure documents on our website at www.raytheon.com under the heading “Investor Relations/Request Information.”

Street name shareholders who wish to revoke consent to householding so each shareholder at their address can receive an individual copy of our proxy statement and annual report in the future may call Broadridge Investor Communications Services toll-free at 1-866-540-7095 or write to Broadridge Investor Communications Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders of record who wish to revoke consent to householding may call Raytheon Shareholder Services toll-free at 1-800-360-4519 or write to Raytheon Shareholder Services, c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 25, 2017

This proxy statement and our 2016 Annual Report are also available on our website at www.raytheon.com/proxy.

74	RAYTHEON | 2017 Proxy Statement	GENERAL INFORMATION

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS AND ANNUAL REPORTS

Most shareholders can elect to view future proxy statements and annual reports electronically instead of receiving paper copies in the mail. This will save Raytheon the cost of producing and mailing these documents.

If you are a shareholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet or by following the instructions published on our website at www.raytheon.com/proxy. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our annual report and proxy statement. Your choice will remain in effect until you cancel your election at www.raytheon.com/proxy. You do not have to elect Internet access each year.

COST OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Raytheon by directors, officers or employees of Raytheon in person or by telephone, facsimile or other electronic means. We have retained D.F. King & Co., Inc. (D.F. King) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees ranging from approximately $30,000 up to approximately $100,000, plus out-of-pocket expenses, for these services, depending upon the extent of proxy solicitation efforts undertaken.

As required by the SEC and the NYSE, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

SHAREHOLDER ACCOUNT MAINTENANCE

Our transfer agent is American Stock Transfer & Trust Company (AST). All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Raytheon stock and similar issues, can be handled by calling Raytheon Shareholder Services toll-free at 1-800-360-4519 or by accessing AST’s website at www.astfinancial.com.

For other Raytheon information, you can visit our website at www.raytheon.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement.

OTHER MATTERS

Even if you plan to attend the meeting, please vote over the Internet or by telephone or complete, sign and return the proxy card or voting instruction form you received in the envelope provided for that purpose. No postage is required for mailing in the United States.

Our 2016 Annual Report, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Frank R. Jimenez
Secretary

Waltham, Massachusetts

April 21, 2017

APPENDIX A: RAYTHEON 2017 INCENTIVE PLAN	RAYTHEON | 2017 Proxy Statement	A- 1

APPENDIX A:

RAYTHEON 2017 INCENTIVE PLAN

The Board of Directors of Raytheon Company (the “Company”) has adopted this 2017 Incentive Plan (the “Plan”), subject to shareholder approval at the 2017 Annual Meeting of Shareholders. The Plan shall become effective upon such approval.

ARTICLE I

1. Purpose. This Plan is intended to promote the interests of the Company and its shareholders by establishing a compensation program to provide the Company’s executive officers and other key employees with the opportunity to earn incentive awards that are tied to the achievement of specific performance objectives and that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

ARTICLE II

2. Definitions.

2.1 “Adjusted Operating Income” for a Performance Period means the Company’s operating income as reported in the Company’s income statement for the applicable Performance Period adjusted to eliminate the effects of (a) the FAS/CAS Adjustment, (b) changes in law applicable to the Company or any of its Affiliates measured based on the effect of the changes on revenue, income, assets and liabilities demonstrably caused by such changes in law, (c) changes in accounting principles, including any related accounting restatements, and (d) amounts related to (i) exit or disposal of a business, (ii) losses or expenses of any acquisition or divestiture, including charges related to transition, integration and alignment costs and employee equity-based or other employee retention awards granted in connection with an acquisition, (iii) losses or expenses of any sale, disposal or similar transaction relating to the interest of the Company or its Affiliates in a joint venture, partnership portfolio company or other similar arrangement, (iv) the impairment or disposal of long-lived assets or the impairment of goodwill and other intangible assets, (v) litigation and regulatory judgments, charges or settlements and any accruals or reserves relating to litigation or regulatory matters, (vi) the impact of charges relating to pre-payment or other early retirement of borrowings and (vii) other items that are categorized as unusual in nature or infrequently occurring, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis; provided, however, an adjustment shall only be made for items (b) through (d) above if the net effect of such items, in the aggregate, would change operating income by at least 5%.

2.2 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity with respect to which the Committee determines that the Company has a material business interest.

2.3 “Award” means an award of incentive compensation payable to a Participant for a Performance Period.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the Management Development and Compensation Committee of the Board, which shall be comprised of at least such number of members of the Board who are “outside directors” (within the meaning of Section 162(m)) as required to permit the Plan to satisfy the requirements of Section 162(m).

2.7 “FAS/CAS Adjustment” means the difference between pension expense or income under Financial Accounting Standards (FAS) requirements and pension costs under the Cost Accounting Standards (CAS).

2.8 “Participant” means, for each Performance Period, each eligible person who has been selected for participation in the Plan for such Performance Period.

A- 2	RAYTHEON | 2017 Proxy Statement	APPENDIX A: RAYTHEON 2017 INCENTIVE PLAN

2.9 “Performance Period” means the period with respect to which the achievement of the performance goals for the Awards are to be measured. Each Performance Period shall consist of one fiscal year of the Company or any other period designated by the Committee with respect to which an Award may be granted. The initial Performance Period shall be the twelve (12)-month period coincident with the Company’s 2018 fiscal year beginning January 1, 2018 and ending December 31, 2018.

2.10 “Plan” means this Raytheon 2017 Incentive Plan, as amended from time to time.

2.11 “Section 162(m)” means Code Section 162(m), including regulations and any valid guidance issued thereunder.

2.12 “Section 409A” means Code Section 409A, including regulations and any valid guidance issued thereunder.

2.13 “Stock Plan” means the Raytheon Company 2010 Stock Plan, as amended from time to time, and any successor stock plan adopted by the Company.

ARTICLE III

3. Administration.

3.1 General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instructions for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable, all within the Committee’s sole and absolute discretion. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.2 Authority. The Committee shall have full power and authority to (a) establish the duration of each Performance Period; (b) select the eligible individuals who are to participate in the Plan for such Performance Period; (c) determine the maximum Award for each Participant; (d) determine the terms and conditions of any Awards granted; (e) certify the attained level of the applicable performance goals for the Performance Period and determine, on the basis of that certification, the actual incentive payment for each Participant in an amount not to exceed his or her maximum incentive payment potential; (f) exercise discretionary authority, when appropriate, to reduce the actual incentive payment payable to any Participant below his or her incentive payment potential for the attained level of performance for the Performance Period; (g) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of the Company’s common stock (restricted or unrestricted) or restricted stock units; (h) determine whether, to what extent and under what circumstances the settlement of Awards shall be deferred either automatically or at the election of the Participant; and (i) approve the forms of agreements, if any, for use under the Plan.

3.3 Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company or its Affiliates, and their respective successors in interest.

ARTICLE IV

4. Eligibility.

4.1 Eligible Individuals. Executive officers and other key executives of the Company or its Affiliates who, in the opinion of the Committee, are responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

4.2 Employee Status. A Participant whose employment with the Company ceases for any reason during a Performance Period shall not be entitled to any Award payment for that Performance Period under this Plan; provided, however, that a Participant may receive a pro-rated cash incentive award based on actual performance pursuant to the Company’s Results-Based Incentive policy in the event of certain terminations.

APPENDIX A: RAYTHEON 2017 INCENTIVE PLAN	RAYTHEON | 2017 Proxy Statement	A- 3

ARTICLE V

5. Goal and Limitations.

5.1 Performance Goal and Maximum Award. The performance goal for a Performance Period shall require positive Adjusted Operating Income. The maximum Award for an individual Participant for a Performance Period shall not exceed (a) 0.75% of the Adjusted Operating Income for the specific Performance Period for which the Award is granted for a Participant who is the Company’s Chief Executive Officer and (b) 0.35% of the Adjusted Operating Income for the specific Performance Period for which the Award is granted for any other Participant.

5.2 Negative Discretion. The Committee may not increase the amount payable with respect to an Award over the maximum Award established under Section 5.1, but shall have the discretionary authority to reduce the amount of the Award, taking into account such factors as it deems appropriate including, without limitation, Company, subsidiary or business unit or segment performance, achievement of non-financial goals and assessments of individual performance and competitive pay levels.

ARTICLE VI

6. Committee Certification. After completion of each Performance Period and the Company’s release of the financial results for the fiscal period(s) coincident with the Performance Period, the Committee shall determine, in accordance with the terms of Article V and any exercise of negative discretion, the amount of Awards to be paid to each Participant under the Plan for the Performance Period. These determinations must be certified in writing before Awards for such period are paid.

ARTICLE VII

7. Payment of Awards.

7.1 Form. As soon as administratively feasible after the certification pursuant to Article VI, each Participant will receive payment of his or her Award (i) in cash, (ii) in the form of an award of Company common stock, restricted common stock or restricted stock units covering shares of Company common stock, in each case granted under the Stock Plan or (iii) in any combination thereof as determined by the Committee in its sole discretion. Where an Award is to be paid in the form of an equity-based award, the amount of compensation payable under such Award shall be equal to the grant date fair value of the Award as determined for financial reporting.

7.2 Timing. In no event shall the payments or awards made under Section 7.1 be made later than 2-1/2 months after the end of the calendar year in which the award became vested unless (i) deferred pursuant to Section 7.3, (ii) exempt from Section 409A or (iii) not otherwise subject to taxation under Section 409A.

7.3 Deferral Opportunity. Notwithstanding the provisions of Section 7.2, the Committee may permit or require a Participant to defer receipt of the payment of all or any part of an Award to the extent provided under any deferred compensation plan of the Company or pursuant to the terms of an employment agreement, either of which satisfies the requirements for exemption from or complies with Section 409A.

ARTICLE VIII

8. Plan Amendments and Termination. The Committee may amend this Plan at any time subject to shareholder approval (if any) required under applicable law, including the rules of any stock exchange on which the Company’s common stock is listed. The Committee may terminate this Plan at any time and for any reason in accordance with applicable law. In no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.

A- 4	RAYTHEON | 2017 Proxy Statement	APPENDIX A: RAYTHEON 2017 INCENTIVE PLAN

ARTICLE IX

9. General Provisions.

9.1 No Individual Rights. No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

9.2 No Guarantee of Employment. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Company to terminate a Participant’s employment at any time, whether or not such termination would result in (i) the failure of payment of any Award, and/or (ii) any other adverse effect on the Participant’s interests under the Plan.

9.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or its Affiliates from adopting or continuing in effect other compensation arrangements (whether such arrangements may be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including, without limitation, the granting of incentive compensation or equity-based awards otherwise than under the Plan.

9.4 Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

9.5 Governing Law. The provisions of this Plan shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

9.6 Tax Withholding. The Company shall have the right to withhold from the payment of any Award under the Plan any federal, state or local taxes in accordance with applicable law.

9.7 Compliance With Section 409A. It is the Company’s intention that any and all compensation payable under the Plan shall not be subject to taxation under Section 409A because it either is exempt from Section 409A or complies with Section 409A, and all terms and provisions herein shall be interpreted to satisfy such intention.

9.8 Compliance With Section 162(m). It is the Company’s intention that any and all compensation payable under the Plan shall qualify as performance-based compensation for purposes of Section 162(m) of the Code, and all terms and provisions herein shall be interpreted to satisfy such intention.

9.9 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of common stock of the Company, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant.

9.10 Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

9.11 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

9.12 Awards Are Subject to Company’s Clawback Policy. All Awards granted under the Plan will be subject to the Company’s Clawback Policy, as amended from time to time, or any other clawback or similar policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, or other agreement or arrangement with a Participant.

VISION

One global team creating trusted, innovative solutions to make the world a safer place.

VALUES

TRUST
We take pride in our ethical culture, are honest, and do the right thing.

RESPECT
We are inclusive, embrace diverse perspectives and value the role we all play in our shared vision.

COLLABORATION
We fuel more powerful ideas, deeper relationships and greater opportunities to achieve shared objectives together.

INNOVATION
We challenge the status quo and act with speed and agility to drive global growth.

ACCOUNTABILITY
We honor our commitments, anticipate the needs of our customers, serve our communities and support each other.

FOUR-PILLAR GROWTH STRATEGY

Build upon our areas of strength within our key mission areas

Focus additional resources on emerging opportunities within the Department of Defense market

Extend Raytheon cyber solutions beyond the U.S. government

Engage key countries as individual markets with multiple customers

RAYTHEON COMPANY C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2017 for shares held directly and up until 11:59 P.M. Eastern Time on May 22, 2017 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you access the web site listed above and follow the instructions to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Raytheon in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2017 for shares held directly and up until 11:59 P.M. Eastern Time on May 22, 2017 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E27621-Z69827-P91859 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYTHEON COMPANY
The Board of Directors recommends a vote FOR the listed nominees under Item 1.
Item 1 -	Election of Directors

Nominees:		For	Against	Abstain

1a.	Tracy A. Atkinson	☐	☐	☐

1b.	Robert E. Beauchamp	☐	☐	☐

1c.	Vernon E. Clark	☐	☐	☐

1d.	Stephen J. Hadley	☐	☐	☐

1e.	Thomas A. Kennedy	☐	☐	☐

1f.	Letitia A. Long	☐	☐	☐

1g.	George R. Oliver	☐	☐	☐

1h.	Dinesh C. Paliwal	☐	☐	☐

1i.	William R. Spivey	☐	☐	☐

1j.	James A. Winnefeld, Jr.	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends a vote FOR Items 2, 4 and 5, and 1 YEAR on Item 3.		For	Against	Abstain

Item 2 -	Advisory vote to approve named executive officer compensation	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

Item 3 -	Advisory vote on the frequency of future advisory votes on executive compensation ☐	☐	☐	☐

		For	Against	Abstain

Item 4 -	Approval of the Raytheon 2017 Incentive Plan for Section 162(m) purposes	☐	☐	☐

Item 5 -	Ratification of Independent Auditors	☐	☐	☐

For an address change, please check this box and provide the new address on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

ADMISSION TICKET

Annual Meeting of Shareholders

Thursday, May 25, 2017, 11:00 a.m. Eastern Time

Westfields Marriott Washington Dulles

14750 Conference Center Drive

Chantilly, VA 20151

From Washington DC:

1.	Interstate 66 West to Virginia Exit 53B, Route 28 North – Dulles Airport

2.	North on Route 28, two miles to Westfields Boulevard

3.	Take ramp for Westfields Boulevard West, move to the right lane before the intersection at Stonecroft Boulevard

4.	Turn RIGHT at Stonecroft Boulevard to next intersection, Conference Center Drive

5.	Turn LEFT onto Conference Center Drive

6.	Entrance to the Westfields Marriott is on the left

From the Dulles Airport Toll Road:

1.	Dulles Toll Road Local Lanes ($1.25 toll) to exit 9A ($.75 toll to exit) to Route 28 South/Sully Road-Centreville

2.	Follow Route 28 South/Sully Road for seven miles to Westfields Boulevard

3.	Take ramp for Westfields Boulevard West, move to the right lane before the intersection at Stonecroft Boulevard

4.	Turn RIGHT at Stonecroft Boulevard to next intersection, Conference Center Drive

5.	Turn LEFT on Conference Center Drive

6.	Entrance to Westfields Marriott is on the left

From Ronald Reagan Airport:

1.	Exit airport via I-395 S toward Richmond and follow signs to I-66 West (exit 8B)

2.	Take exit 53B for Route 28 N

3.	Take ramp for Westfields Boulevard West, move to the right lane before the intersection at Stonecroft Boulevard

4.	Turn RIGHT at Stonecroft Boulevard to next intersection, Conference Center Drive

5.	Turn LEFT on Conference Center Drive

6.	Entrance to Westfields Marriott is on the left

(Note: Valet parking is available for a fee at the hotel.)

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.raytheon.com/proxy.

E27622-Z69827-P91859

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 25, 2017

The undersigned hereby appoints Thomas A. Kennedy, Anthony F. O’Brien, and Frank R. Jimenez, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m. Eastern Time on Thursday, May 25, 2017, at Westfields Marriott Washington Dulles, 14750 Conference Center Drive, Chantilly, VA 20151, and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in the Raytheon Savings and Investment Plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Annual Meeting and at any adjournment, continuation or postponement thereof. If a ballot is not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment, continuation or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE

AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change:

(If you noted an Address Change above, please mark the corresponding box on the reverse side.)

V.1.1